                                                                     EXHIBIT 4.3
================================================================================



                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT



                                      among



                                  LASON, INC.,



                            THE LENDERS NAMED HEREIN,


                               BANK ONE, MICHIGAN,
                             as Administrative Agent


                                       and


                                 COMERICA BANK,
                              as Syndication Agent


                                   Arranged by
                         BANC ONE CAPITAL MARKETS, INC.




                           Dated as of August 16, 1999







================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

         RECITALS................................................................................................ 1

ARTICLE I.........................................................................................................1

DEFINITIONS.......................................................................................................1

         1.1      Defined Terms...................................................................................1

         1.2      Accounting Terms...............................................................................22

         1.3      Other Terms; Construction......................................................................22

ARTICLE II.......................................................................................................23

THE CREDITS......................................................................................................23

         2.1      Revolving Credit Commitments of the Lenders....................................................23

         2.2      Facility Letters of Credit.....................................................................25

         2.3      Term Loan......................................................................................29

         2.4      Ratable Loans..................................................................................29

         2.5      Revolving Credit Commitment Fee; Reductions in Aggregate Revolving Credit Commitment...........30

         2.6      Types of Advances; Minimum Amount of Each Advance..............................................30

         2.7      Principal Payments.............................................................................30

         2.8      Method of Selecting Types and Interest Periods for New Advances................................31

         2.9      Conversion and Continuation of Outstanding Advances............................................32

         2.10     Changes in Interest Rate, etc..................................................................32

         2.11     Rates Applicable After Default.................................................................33

         2.12     Method of Payment..............................................................................33

         2.13     Noteless Agreement; Recordation; Telephonic Notices............................................33

         2.14     Interest Payment Dates; Interest and Fee Basis.................................................34

         2.15     Notification of Advances,  Interest Rates,  Prepayments and Revolving Credit  Commitment
                  Reductions.....................................................................................34


         2.16     Lending Installations..........................................................................35

         2.17     Non-Receipt of Funds by the Agent..............................................................35

         2.18     Market Disruption..............................................................................35

         2.19     Judgment Currency..............................................................................35

         2.20     Optional Prepayments...........................................................................36

         2.21     Multicurrency Participation....................................................................36

         2.22     Contribution Among Borrowers and Guarantors....................................................37

         2.23     Financial Condition of Borrower................................................................37

         2.24     Collateral Security; Further Assistance........................................................37

         2.25     Application of Payments with Respect to Defaulting Lenders.....................................38

         2.26     Optional Increase in Commitments...............................................................38

ARTICLE III......................................................................................................40

CHANGE IN CIRCUMSTANCES..........................................................................................40

         3.1      Yield Protection...............................................................................40

         3.2      Changes in Capital Adequacy Regulations........................................................41

         3.3      Availability of Types of Advances..............................................................41

         3.4      Funding Indemnification........................................................................41

         3.5      Alternative Lending Installation; Lender Statements; Survival of Indemnity.....................41

         3.6      Taxes..........................................................................................42

ARTICLE IV.......................................................................................................44

CONDITIONS OF BORROWING..........................................................................................44

         4.1      Conditions of Initial Advance..................................................................44

         4.2      Conditions of All Borrowings...................................................................46

ARTICLE V........................................................................................................46

REPRESENTATIONS AND WARRANTIES...................................................................................46

         5.1      Corporate Organization and Power...............................................................46

         5.2      Authorization; Enforceability..................................................................47

         5.3      No Violation...................................................................................47

         5.4      Governmental and Third-Party Authorization; Permits............................................47

         5.5      Litigation.....................................................................................47

         5.6      Taxes..........................................................................................47

         5.7      Subsidiaries...................................................................................48

         5.8      Full Disclosure................................................................................48

         5.9      Margin Regulations.............................................................................48

         5.10     No Material Adverse Change.....................................................................48

         5.11     Financial Matters..............................................................................48

         5.12     Ownership of Properties........................................................................49

         5.13     ERISA..........................................................................................49

         5.14     Environmental Matters..........................................................................50

         5.15     Compliance With Laws...........................................................................50

         5.16     Regulated Industries...........................................................................50

         5.17     Insurance......................................................................................51

         5.18     Security Documents.............................................................................51

         5.19     Labor Relations................................................................................51

         5.20     Year 2000......................................................................................51

ARTICLE VI.......................................................................................................51

AFFIRMATIVE COVENANTS............................................................................................51

         6.1      Financial Statements...........................................................................51

         6.2      Other Business and Financial Information.......................................................52

         6.3      Corporate Existence; Franchises; Maintenance of Properties.....................................54

         6.4      Compliance with Laws...........................................................................54

         6.5      Payment of Obligations.........................................................................54


         6.6      Insurance......................................................................................54

         6.7      Maintenance of Books and Records; Inspection...................................................54

         6.8      Permitted Acquisitions.........................................................................55

         6.9      Creation or Acquisition of Subsidiaries........................................................56

         6.10     Further Assurances.............................................................................57

         6.11     Year 2000 Compatibility........................................................................57

         6.12     Interest Rate Protection Agreements............................................................57

ARTICLE VII......................................................................................................57

FINANCIAL COVENANTS..............................................................................................57

         7.1      Leverage Ratio.................................................................................57

         7.2      Fixed Charge Coverage Ratio....................................................................57

         7.3      Minimum Consolidated Net Worth.................................................................57

ARTICLE VIII.....................................................................................................58

NEGATIVE COVENANTS...............................................................................................58

         8.1      Merger; Consolidation..........................................................................58

         8.2      Indebtedness...................................................................................58

         8.3      Liens..........................................................................................60

         8.4      Disposition of Assets..........................................................................61

         8.5      Investments....................................................................................61

         8.6      Restricted Payments............................................................................62

         8.7      Transactions with Affiliates...................................................................62

         8.8      Lines of Business..............................................................................62

         8.9      Certain Amendments.............................................................................62

         8.10     Limitation on Certain Restrictions.............................................................62

         8.11     No Other Negative Pledges......................................................................63

         8.12     Fiscal Year....................................................................................63

         8.13     Accounting Changes.............................................................................63

         8.14     Inactive Subsidiaries..........................................................................63

ARTICLE IX.......................................................................................................63

EVENTS OF DEFAULT................................................................................................63

         9.1      Events of Default..............................................................................63

         9.2      Remedies: Termination of Commitments, Acceleration, etc........................................65

         9.3      Remedies: Set-Off..............................................................................66

ARTICLE X........................................................................................................66

THE AGENT........................................................................................................66

         10.1     Appointment....................................................................................66

         10.2     Nature of Duties...............................................................................67

         10.3     Exculpatory Provisions.........................................................................67

         10.4     Reliance by Agent..............................................................................67

         10.5     Non-Reliance on Agent and Other Lenders........................................................68

         10.6     Notice of Default..............................................................................68

         10.7     Indemnification................................................................................68

         10.8     The Agent in its Individual Capacity...........................................................69

         10.9     Successor Agent................................................................................69

         10.10    Collateral Matters.............................................................................69

         10.11    Issuer and Swingline Lender....................................................................70

         10.12    Other Agent....................................................................................70

ARTICLE XI.......................................................................................................70

GUARANTEE........................................................................................................70

         11.1     Guarantee......................................................................................70

         11.2     No Subrogation.................................................................................70

         11.3     Amendments, etc. with respect to the Obligations; Waiver of Rights.............................71

         11.4     Guarantee Absolute and Unconditional...........................................................71

         11.5     Reinstatement..................................................................................72

         11.6     Payments.......................................................................................72

ARTICLE XII......................................................................................................72

MISCELLANEOUS....................................................................................................72

         12.1     Fees and Expenses..............................................................................72

         12.2     Indemnification................................................................................73

         12.3     Governing Law; Consent to Jurisdiction.........................................................73

         12.4     Notices........................................................................................74

         12.5     Amendments, Waivers, etc.......................................................................74

         12.6     Assignments, Participations....................................................................75

         12.7     No Waiver......................................................................................77

         12.8     Successors and Assigns.........................................................................77

         12.9     Survival.......................................................................................78

         12.10    Severability...................................................................................78

         12.11    Construction...................................................................................78

         12.12    Confidentiality................................................................................78

         12.13    Counterparts; Effectiveness....................................................................78

         12.14    Disclosure of Information......................................................................78

         12.15    Entire Agreement...............................................................................79


                                    EXHIBITS

Exhibit A         Form of Assignment and Acceptance
Exhibit B         Form of Compliance Certificate
Exhibit C         Form of Financial Condition Certificate
Exhibit D         Foreign Subsidiary Opinion
Exhibit E         Form of Subsidiary Guaranty
Exhibit F         Joinder Agreement
Exhibit G         Form of Pledge Agreement
Exhibit H-1       Form of Revolving Note
Exhibit H-2       Form of Swingline Note
Exhibit H-3       Form of Term Note
Exhibit I         Form of Lender Addition and Acknowledgment Agreement
Exhibit J         Form of Opinion of Seyburn, Kahn, Ginn, Bess, Deitch & Serlin





                                    SCHEDULES

Schedule 1.1(a)    Commitments
Schedule 1.1(b)    Foreign Subsidiary Borrowers
Schedule 5.7       Subsidiaries
Schedule 8.2       Indebtedness
Schedule 8.3       Liens
Schedule 8.5       Investments
Schedule 8.7       Transactions with Affiliates

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 16th day of August, 1999 (this "Agreement"), is made among LASON, INC., a Delaware corporation with its principal offices in Troy, Michigan (the "Company"), the Foreign Subsidiary Borrowers (as herein defined) from time to time parties hereto (together with the Company, the "Borrowers"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), and BANK ONE, MICHIGAN ("Bank One"), as administrative agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

     A. This Agreement amends and restates a Credit Agreement among First Union National Bank, as agent, the lenders party thereto and Lason Services, Inc., a wholly owned Subsidiary of the Company ("Services") dated as of January 17, 1995 (the "Initial Agreement"), as amended and restated by that Amended and Restated Loan Agreement dated as of February 21, 1997 (the "First Restatement") and by that Second Amended and Restated Loan Agreement dated as of June 29, 1998 (the "Second Restatement") . Under the Initial Agreement, as amended and restated by the First Restatement and the Second Restatement, the Lenders have made available to the Company revolving loans.

     B. The Company has requested that the Lenders amend and restate the Initial Agreement to make available to the Borrowers a revolving credit facility in the aggregate initial principal amount of $150,000,000, which amount may be increased to a maximum aggregate principal amount of $250,000,000 pursuant to the terms and conditions hereof, to make available to the Company a term loan in the aggregate initial principal amount of $150,000,000 pursuant to the terms and conditions hereof, to substitute Bank One, Michigan for First Union National Bank as agent under the Credit Agreement and to release certain of the collateral. The Borrowers will use the proceeds of this facility to refinance existing indebtedness, to finance permitted acquisitions, to pay or reimburse certain fees and expenses in connection herewith, and for working capital and general corporate purposes, all as more fully described herein.

     C. The Lenders are willing to make available to the Borrowers the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I.


                                   DEFINITIONS

     1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "Acquisition" shall mean any acquisition, whether in a single transaction or series of related transactions, by the Company or any one or more Subsidiaries, or any combination thereof, of (a) all or a substantial part of the assets, or a going business or division, of any Person, whether through purchase of assets, merger or otherwise, or (b) control of at least a majority in voting power of the Stock of any Person.

     "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Company and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Company or any Subsidiary issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Company and its Subsidiaries, as applicable, in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Company and its Subsidiaries, or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Company and its Subsidiaries in connection with such Acquisition and
(vii) the aggregate fair market value of all other consideration given by the Company and its Subsidiaries in connection with such Acquisition.

     "Advance" means an advance hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Revolving Credit Loans, Term Loans, Swing Loans or Facility Letters of Credit made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to a Borrower of the same Type and, in the case of Eurodollar Advances and Eurocurrency Advances, for the same Interest Period.

     "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

     "Agent" shall mean Bank One, in its capacity as Agent appointed under
Article X, and its successors and permitted assigns in such capacity.

     "Aggregate Available Multicurrency Revolving Credit Commitments" means at any date of determination with respect to all Multicurrency Revolving Credit Lenders, an amount equal to the Available Multicurrency Revolving Credit Commitments of all Multicurrency Revolving Credit Lenders on such date.

     "Aggregate Available Revolving Credit Commitments" means as at any date of determination with respect to all Lenders, an amount equal to the Available Revolving Credit Commitments of all Lenders on such date.

     "Aggregate Multicurrency Revolving Credit Commitment" means the aggregate amount, stated in Dollars, of the Multicurrency Revolving Credit Commitments of all the Multicurrency Revolving Credit Lenders, not to exceed the Dollar Equivalent of $50,000,000, or such greater or lesser amount as determined by the Agent from time to time, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Multicurrency Revolving Credit Outstandings" means on any date of determination with respect to any Multicurrency Revolving Credit Lender, the aggregate unpaid principal amount of such Lender's Multicurrency Revolving Credit Loans on such date.

     "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Revolving Credit Lenders, not to exceed the Dollar Equivalent of $150,000,000, as increased or decreased from time to time pursuant to the terms hereof.

     "Aggregate Revolving Credit Outstandings" means as at any date of determination with respect to any Revolving Credit Lender, the Dollar Equivalent of the sum of the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date and the amount of such Lender's Pro Rata Share of the Facility Letter of Credit Obligations and Swing Loans to the Borrowers on such date and without duplication the amount of such Lender's participation in other Revolving Credit Loans pursuant to Section 2.21 on such date.

     "Aggregate Term Loan Commitment" means the aggregate amount of the Term Loan Commitment of all Term Loan Lenders, not to exceed $150,000,000, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Term Loan Outstandings" means at any date of determination with respect to any Lender, the sum of the aggregate unpaid principal amount of such Lender's Term Loan on such date.

     "Aggregate Total Outstandings" means as at any date of determination with respect to any Lender, the Dollar Equivalent of an amount equal to the sum of
(a) the Aggregate Revolving Credit Outstandings of such Lender on such date and
(b) the Aggregate Term Loan Outstandings of such Lender on such date.

     "Agreed Currencies" means Dollars and Eurocurrencies.

     "Agreement" shall mean this Third Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Margin" shall mean, at any time from and after the Effective Date, the applicable percentage (a) to be added to the Alternate Base Rate for purposes of determining the Floating Rate, (b) to be added to the Eurodollar Base Rate for purposes of determining the Eurodollar Rate, (c) to be added to the Eurocurrency Reference Rate for purposes of determining the Eurocurrency Rate, and (d) to be used in calculating the commitment fee pursuant to Section
2.5 and the issuance fee for Facility Letters of Credit pursuant to Section 2.2.6, in each case as determined under the following matrix with reference to the Leverage Ratio:


                                                                    Applicable Margin
                                                                      Percentage for
                                              Applicable Margin      Eurodollar Loans
                                               Percentage for        and Eurocurrency        Applicable Margin
                                                Floating Rate       Loans and Facility         Percentage for
           Leverage Ratio                           Loans            Letters of Credit         Commitment Fee
           --------------                           -----            -----------------         --------------

I.  Greater than or equal to 3.0 to 1.0               .50%                    2.00%                    .50%

    II. Greater than or equal to 2.5 to 1.0
        but less than 3.0 to 1.0                      .25%                    1.75%                    .40%

    III.Greater than or equal to 2.0 to 1.0
        but less than 2.5 to 1.0                     0.00%                    1.50%                    .35%

    IV. Greater than or equal to 1.5 to 1.0
        but less than 2.0 to 1.0                     0.00%                   1.375%                    .30%

V.      Less than 1.50 to 1.0                        0.00%                   1.125%                    .25%

On each Adjustment Date (as hereinafter defined), the Applicable Margin for all Loans and the commitment fee shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Company shall have failed to deliver the financial statements and a Compliance Certificate as required by Section 6.1(a) or Section 6.1(b), as the case may be, and Section 6.2(a), or if at any time a Default or Event of Default shall have occurred and be continuing, then at the election of the Required Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered (or the date of occurrence of such Default or Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Default or Event of Default cured or waived, as the case may be), each Applicable Margin shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than 3.0 : 1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean,
(i) with respect to any fiscal period of the Company beginning with the fiscal quarter ending December 31, 1999, the fifth (5th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Company in accordance with Section 6.1(a) or Section 6.1(b), as the case may be, of financial statements and a Compliance Certificate as of the end of and for such fiscal period and (ii) on the effective date of any Permitted Acquisition. Until January 5, 2000, the Applicable Margin shall be determined in accordance with the above matrix based upon a Leverage Ratio as set forth Level III above.

     "Assignee" shall have the meaning given to such term in Section 12.6(a).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and the Company, in substantially the form of Exhibit A.

     "Authorized Officer" shall mean, with respect to any action specified herein, any officer of a Borrower duly authorized by resolution of the board of directors of such Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of such Borrower.

     "Available Multicurrency Revolving Credit Commitment" means at any date of determination with respect to any Multicurrency Revolving Credit Lender (after giving effect to the making and payment of any Revolving Credit Loans required on such date pursuant to Section 2.4(b)), the lesser of (a) the excess, if any, of (i) the Dollar Equivalent of such Multicurrency Revolving Credit Lender's Multicurrency Revolving Credit Commitment in effect on such date over (ii) the Aggregate Multicurrency Revolving Credit Outstandings of such Multicurrency Credit Lender on such date and (b) the Available Revolving Credit Commitment of such Lender on such date.

     "Available Revolving Credit Commitment" means at any date of determination with respect to any Revolving Credit Lender (after giving effect to the making and payment of any Revolving Credit Loans required on such date pursuant to
Section 2.4(b)), an amount in Dollars equal to the excess, of (a) the amount of such Lender's Revolving Credit Commitment in effect on such date over (b) the Aggregate Revolving Credit Outstandings of such Lender on such date.

     "Bankruptcy Code" shall mean 11 U.S.C.ss.ss. 101 et seq., as amended from time to time, and any successor statute.

     "Borrowing Date" shall mean, with respect to any Advance, the date upon which such Advance is made.

     "Borrowing Notice" is defined in Section 2.8.

     "British Pound Sterling" or "(Pound Sterling)" means the lawful currency of the United Kingdom.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit, Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market
(ii) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit, Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars and Eurocurrencies are carried on in the London interbank market (and, if the Eurocurrency Advances which are the subject of such borrowing, payment or rate selection are denominated in Euros, a day upon which such clearing or settlement of the Euro is open for business), and (iii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit, Chicago and New York for the conduct of substantially all of their commercial lending activities.

     "Canadian Dollars" or "CDN" means the lawful currency of Canada.

     "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Company and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made in connection with Permitted Acquisitions.

     "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

     "Casualty Event" shall mean, with respect to any property (including any interest in property) of the Company or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Company or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

     "Collateral" shall mean all property described in Section 2.24(a).

     "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit B, together with a Covenant Compliance Worksheet.

     "Consolidated EBITDA" shall mean, for any period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of Consolidated Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and extraordinary or nonrecurring losses and other noncash expenses or charges reducing income for such period in a manner satisfactory to the Agent, all to the extent taken into account in the calculation of Consolidated Net Income for such period, minus (iii) the sum of extraordinary or nonrecurring gains (including in connection with the sale or write-up of assets) and other noncash credits increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period.

     "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP for such period:
(a) Consolidated Interest Expense for such period, (b) the aggregate (without duplication) of all scheduled payments of principal on Total Debt required to have been made by the Company and its Subsidiaries during such period (whether or not such payments are actually made), (c) federal, state, local and other income taxes for such period, (d) Rent Expense and Operating Lease Expense for such period and (e) all dividends paid or payable by the Company during such period.

     "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of the Company and its Subsidiaries for such period in respect of Indebtedness of the Company and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP, (ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by the Company and its Subsidiaries during such period, and (iii) all commitment fees, issuance fees for Facility Letters of Credit and other ongoing fees in respect of Indebtedness (including the commitment fee provided for under Section 2.5 and the fees provided for under the Fee Letter) paid, accrued or capitalized by the Company and its Subsidiaries during such period.

     "Consolidated Net Income" shall mean, for any period, net income (or loss) for the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" shall mean, as of any date of determination, the net worth of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP but (i) excluding any Disqualified Capital Stock and (ii) without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.


     "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Company and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Consolidated Total Debt" shall mean, as of any date of determination, the aggregate (without duplication) of all Total Debt of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP. For purposes of determining Consolidated Total Debt as of any date, each Contingent Obligation of the Company and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" (as such term is defined in the definition of Contingent Obligation) as of such date.

     "Cost Rate" means

1. The cost of compliance with existing requirements of the Bank of England Act 1998 (the "Act") and/or Bank of England and/or the Financial Services Authority (or any authority which replaces all or any of their functions) of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the Financial Services Authority in respect of liabilities used to fund Advances denominated in British Pounds Sterling will be calculated by the Agent in relation to each Advance on the basis of rates supplied by the Agent by reference to the circumstances existing on the first day of each Interest Period in respect of such Advance and, if any such Interest Period exceeds three months, at three calendar monthly intervals from the first day of such Interest Period during its duration calculated in accordance with the following formula:

AB +C(B-D) + E x 0.01  per cent per annum
---------------------
100 - (A+C)

Where:

A. is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Agent is from time to time required pursuant to the Act to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B. is the percentage (expressed as a decimal) rate per annum at which sterling deposits are offered by the Agent in accordance with its normal practice, for a period equal to (a) the relevant Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant Advance or (b) three months, whichever is the shorter, to a leading bank in the London interbank market at or about 11:00 a.m. in a sum approximately equal to the amount of such Advance.

C. is the percentage of eligible liabilities which the Agent is required from time to time to maintain as interest bearing special deposits with the Bank of England.

D. is the percentage (expressed as a decimal) rate per annum payable by the Bank of England to the Agent on interest bearing special deposits.

E. is the rate payable by the Agent to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, the figure at paragraph [2.02b]/[2.03b] of the Fees Regulations shall be deemed to be zero) and calculated in pounds per (Pound Sterling)1,000,000 of the Fee Base of the Agent.

2.   For the purposes of this definition:

     (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" shall bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1998 or (as appropriate) by the Bank of England;

     (b) "FEE REGULATIONS" means the Banking Supervision (Fees) Regulations 1998 or such other regulations as may be in force from time to time in respect of the payment of fees for banking supervision; and

     (c) "FEE BASE" shall bear the meaning ascribed to it, and shall be calculated in accordance with, the Fees Regulations.

3. The percentages used in A and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

4. In application of the above formula, A, B, C and D will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent and B is 12 per cent, AB will be calculated as 0.5 x 12 and not as 0.5 per cent x 12 per cent.

5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6.   A negative result obtained by subtracting D from B shall be taken as zero.

7. The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty second of one percent per annum.

8. Additional amounts calculated in accordance with this definition are payable on the last day of the Interest Period to which they relate.

9. The determination of the relevant Cost Rate by the Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or any other authority which replaces all or any of their functions) in relation to Advances denominated in British Pounds Sterling (including any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit B.

     "Credit Documents" shall mean this Agreement, the Notes, the Facility Letters of Credit, the Fee Letter, the Pledge Agreement, the Guaranties, any other Security Documents, any Hedge Agreement to which any Borrower and any Lender are parties and that is permitted or required to be entered into by such Borrower hereunder, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of any Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

     "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

     "Dollar Equivalent" means, with respect to any currency, at any date, the equivalent thereof in Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

     "Dollar Revolving Credit Lender" means any Lender which has a Dollar Revolving Credit Commitment.

     "Dollar Revolving Credit Loans" means Revolving Credit Loans denominated in Dollars made to the Borrowers pursuant to Section 2.1(a).

     "Dollar Revolving Credit Commitment" means, with respect to each Lender, the commitment of each such Lender to make Revolving Credit Loans in Dollars under Section 2.1(a), and to participate in Facility Letters of Credit and Swing Loans denominated in Dollars, in amounts not exceeding in the aggregate principal or face amount outstanding at any time the Dollar Revolving Credit Commitment amount for such Lender set forth opposite such Lender's name in
Schedule 1.1(a) under the heading "Dollar Revolving Credit Commitment" or as otherwise established, reduced, or modified pursuant to the provisions hereof.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "Domestic Subsidiary" means any Subsidiary of the Company which is organized under the laws of any State of the United States of America or the District of Columbia.

     "Effective Date" means August 16, 1999.

     "Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which a Dollar Equivalent may be readily calculated.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Company or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

     "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Company or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce
Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Company or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Company or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Company or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Company or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

     "Equity Issuance" shall mean the issuance, sale or other disposition by the Company or any of its Subsidiaries of its Capital Stock (including, without limitation, pursuant to a registered public offering of Capital Stock of the Company), any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Company or any of its Subsidiaries; provided, however, that the term Equity Issuance shall not include the issuance or sale of Capital Stock by any of the Subsidiaries of the Company to the Company or any other Subsidiary, provided that such Capital Stock is pledged to the Agent pursuant to a Pledge Agreement.

     "Euro" and/or "EUR" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

     "Eurocurrency" means (i) so long as such currencies remain Eligible Currencies, British Pounds Sterling, Canadian Dollars and the Euro, and (ii) any other Eligible Currency which the Company requests the Agent to include as a Eurocurrency hereunder and which is acceptable to all of the Multicurrency Revolving Credit Lenders and the Agent. If, after the designation by the Multicurrency Revolving Credit Lenders of any currency as a Eurocurrency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded or (z) in the determination of the Agent, a Dollar Equivalent of such currency is not readily calculable, the Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be a Eurocurrency until such time as all of the Lenders agree to reinstate such currency as an Eurocurrency and promptly, but in any event within five Business Days of receipt of such notice from the Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Eurocurrency, subject to the other terms set forth in Article II.

     "Eurocurrency Advance" means a Multicurrency Advance which bears interest at the Eurocurrency Rate.

     "Eurocurrency Reference Rate" means, with respect to each Interest Period for a Multicurrency Revolving Credit Loan:


          (a) with respect to any Multicurrency Revolving Credit Loan denominated in Canadian Dollars, the rate quoted to the Borrower requesting such loan by the Agent at approximately 11:00 a.m. (Detroit time) two Business Days prior to the first day of such Interest Period as the current estimated cost to the Agent, expressed as an annual rate of interest, of funding short term loans for the period in an aggregate amount comparable to the amount of such loan to be made by the Agent in its capacity as a Multicurrency Lender, as conclusively determined by the Agent,

          (b) with respect to any other Multicurrency Revolving Credit Loan, the rate at which deposits in the Eurocurrency of that amount are offered by the Agent or one of its affiliates for that period to prime banks in the London interbank market at or about 11:00 a.m. (London time) on the Quotation Date for such period, plus, in each case in which the Eurocurrency Advance is to be made in British Pounds Sterling, the Cost Rate.

     "Eurocurrency Loan" means a Multicurrency Revolving Credit Loan which bears interest at the Eurocurrency Rate.

     "Event of Default" shall have the meaning given to such term in Section
9.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Eurocurrency Rate" means, with respect to a Eurocurrency Loan for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

     "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in Dollars are offered to First Chicago by prime banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Facility Letter of Credit" means a Letter of Credit issued by the Issuer pursuant to Section 2.2.

     "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrowers with respect to the Facility Letters of Credit, including the sum of
(a) Reimbursement Obligations and (b) the aggregate undrawn face amount of the outstanding Facility Letters of Credit.

     "Fair Market Value" shall mean, with respect to any Capital Stock of the Company or any Subsidiary given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" shall mean the letter from Bank One to the Company, dated July 15, 1999, relating to certain fees payable by the Company in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

     "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of Exhibit C, together with the attachments thereto.

     "Financial Officer" shall mean, with respect to the Company the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Company.

     "First Chicago" shall mean The First National Bank of Chicago, a national banking association.

     "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA, plus Rent Expense and Operating Lease Expense, minus Capital Expenditures for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Fixed Charges for such period.

     "Fixed Rate Loan" shall mean any Eurodollar Loan or any Eurocurrency Loan.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Foreign Subsidiary" means each Subsidiary of the Company other than a Domestic Subsidiary.

     "Foreign Subsidiary Borrower" means each Foreign Subsidiary listed as a Foreign Subsidiary Borrower in Schedule 1.1(b) as amended from time to time in accordance with Section 12.5(b).

     "Foreign Subsidiary Opinion" means with respect to any Foreign Subsidiary, a legal opinion of counsel to such Foreign Subsidiary addressed to the Agent and the Lenders with respect to the matters listed on Exhibit D, with such assumptions, qualifications and deviations therefrom as the Agent shall approve.

     "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantor" means (a) with respect to the Obligations of the Foreign Subsidiary Borrowers, the Company and each present and future Domestic Subsidiary and each parent corporation and Subsidiary of such Foreign Subsidiary Borrower and (b) with respect to the Obligations of the Company, each present and future Domestic Subsidiary of the Company and any other Person executing a Guaranty at any time, other than, in each case, any Inactive Subsidiary.

     "Guaranty" means, with respect to the Company, the guarantee contained in
Article XI and, with respect to any other Guarantor, each guaranty agreement in substantially the form of Exhibit E duly executed by each such Guarantor to the Agent, including any amendment, modification, renewal or replacement of such guaranty agreement.

     "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "Inactive Subsidiaries" shall mean those Subsidiaries of the Company which had gross revenues of less than $1,000,000 in the prior fiscal year, as set forth in Schedule 5.7, and such other Subsidiaries identified on Schedule 5.7 as "Inactive Subsidiaries".

     "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date,
(ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

     "Interest Period" means, with respect to a Eurodollar Advance or a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by a Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three, or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, or sixth succeeding month. If a Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Issuer" shall mean First Chicago in its capacity as issuer of the Facility Letters of Credit, and its successors in such capacity.

     "Joinder Agreement" means the Joinder Agreement to be entered into by each Foreign Subsidiary Borrower subsequent to the date hereof pursuant to Section 12.5(b), substantially in the form of Exhibit F hereto.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 12.6, and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or Affiliate of such Lender or the Agent with respect to each Eurocurrency listed on the administrative information sheets provided to the Agent in connection herewith or otherwise selected by such Lender or the Agent pursuant to Section 2.16.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Collateral Account" is defined in Section 2.2.7.

     "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Total Debt as of such date to (ii) Pro Forma Adjusted Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof), and, with respect to the Agent, the Swing Loans.

     "Margin Stock" shall have the meaning given to such term in Regulation U.

     "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, prospects, business, properties or assets of the Company and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, prospects, business, properties or assets of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder.

     "Maturity Date" shall mean August 16, 2004.

     "Multicurrency Advance" means a borrowing hereunder (or continuation or a conversion thereof) consisting of the several Multicurrency Revolving Credit Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to a Borrower of the same Type, in the same Eurocurrency and for the same Interest Period.

     "Multicurrency Revolving Credit Commitment" means, as to any Multicurrency Revolving Credit Lender at any time, its obligation to make Revolving Credit Loans to the Borrowers in Eurocurrencies under Section 2.1(b) in an aggregate amount not to exceed at any time outstanding the Dollar Equivalent of the amount set forth opposite such Lender's name in Schedule 1.1(a) under the heading "Multicurrency Revolving Credit Commitment" or as otherwise established, reduced or modified pursuant to the provisions hereof.

     "Multicurrency Revolving Credit Lender" means a Revolving Credit Lender which has a Multicurrency Revolving Credit Commitment or holds a Multicurrency Revolving Credit Loan.

     "Multicurrency Revolving Credit Loans" means Revolving Credit Loans denominated in Eurocurrencies made to the Borrowers pursuant to Section 2.1(b).

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "Net Cash Proceeds" shall mean, (i) in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by the Company and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by the Company and its Subsidiaries in connection therewith, and (ii) in the case of any Casualty Event, the aggregate cash proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event less (y) reasonable fees and expenses incurred by the Company and its Subsidiaries in connection therewith and (z) contractually required repayments of Indebtedness to the extent secured by Liens on the property subject to such Casualty Event and any income or transfer taxes paid or reasonably estimated by the Company to be payable by the Company and its Subsidiaries as a result of such Casualty Event.

     "Notes" shall mean any or all the Revolving Notes, the Swingline Note, and the Term Notes.

     "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Facility Letter of Credit Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrowers to the Agent, any Lender, the Issuer or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

     "Operating Lease Expense" means, for any period, all amounts paid by the Company and its Subsidiaries during such period in respect of any obligations under any operating lease.

     "Overdue Rate" means (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Loans or Eurocurrency Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Borrowers hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Participant" shall have the meaning given to such term in Section 12.6(d).

     "Payment Date" means the last Business Day of each March, June, September and December.

     "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in Section 8.8, (ii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Company or a Wholly Owned Subsidiary, and (iii) all of the conditions and requirements of Sections 6.9 and 6.10 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in Section 6.9, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Agent on their behalf).

     "Permitted Liens" shall have the meaning given to such term in Section 8.3.

     "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Plan" shall mean any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

     "Pledge Agreement" shall mean a pledge agreement made by any Borrower or any Subsidiary in favor of the Agent, in substantially the form of Exhibit G, as amended, modified or supplemented from time to time.

     "Prime Rate" means the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

     "Pro Forma Adjusted EBITDA" means, with respect to any Person, on any date of determination, Consolidated EBITDA for such Person for the period of twelve
(12) consecutive calendar months ending on, or immediately prior to, such date of determination, calculated on a pro forma basis to include as of the first day of such period any Acquisition. For the purposes hereof, Pro Forma EBITDA shall be adjusted for the non-recurring costs and expenses of any Acquisition in a manner satisfactory to the Agent (with respect to any Acquisition that does not require the consent of the Required Lenders pursuant to Section 6.8 of this Agreement) and in a manner satisfactory to the Agent and the Required Lenders (with respect to any Acquisition that requires the consent of the Agent and the Required Lenders pursuant to Section 6.8 of this Agreement). These adjustments may include, but not be limited to, management compensation in excess of historical compensation levels respecting the acquired Person (including, without limitation, perquisites in excess of historical levels) to be paid by the Company or any of its Subsidiaries following any Acquisition, fees for professional services in excess of historical levels after any such Acquisition, expenses incurred in connection with any such Acquisition and such other similar additional expenses incurred after any such Acquisition.

     "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Projections" shall have the meaning given to such term in Section 5.11(b).

     "Pro Rata Share" means, for each Lender, the ratio such Lender's Revolving Credit Commitment bears to the Aggregate Revolving Credit Commitment, or, if the Revolving Credit Commitments have been terminated, the ratio such Lender's Revolving Credit Commitment bore to the Aggregate Revolving Credit Commitment immediately prior to such termination, subject to Section 2.5(b).

     "Quotation Date" in relation to any period for which a Eurocurrency Reference Rate is to be determined hereunder, means the date on which quotations would ordinarily be given by prime lenders in the London inter-bank market for deposits in the Eurocurrency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

     "Register" shall have the meaning given to such term in Section 12.6(b).

     "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement Obligation" means, at any time, without duplication, the aggregate of the obligations of the Borrowers to the Lenders and the Issuer in respect of all unreimbursed payments or disbursements made by the Issuer and the Lenders under or in respect of the Facility Letters of Credit.

     "Rent Expense" means, for any period, all amounts paid by the Company and its Subsidiaries during such period in respect of any obligations under any lease or rental agreement for real property.

     "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" at any time means Lenders holding at least 51% of the Revolving Credit Commitments and the Aggregate Term Loan Outstandings of all Lenders (or 51% of the Aggregate Total Outstandings at such time if the Revolving Credit Commitments have been terminated).

     "Required Multicurrency Revolving Credit Lenders" at any time means Multicurrency Revolving Credit Lenders holding at least 51% of the Multicurrency Revolving Credit Commitments (or 51% of the Aggregate Multicurrency Revolving Credit Outstandings at such time if the Revolving Credit Commitments have been terminated).

     "Required Revolving Credit Lenders" means Revolving Credit Lenders holding not less than 51% of the Revolving Credit Commitments (or 51% of the Revolving Credit Loans and Reimbursement Obligations if the Revolving Credit Commitments have been terminated).

     "Required Term Loan Lenders" means Term Loan Lenders holding not less than 51% of the Term Loan Commitments (or 51% of the Aggregate Term Loan Outstandings if the Term Loan Commitments have been terminated).

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Chicago under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Responsible Officer" shall mean, with respect to each Borrower, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of such Borrower in respect of this Agreement.

     "Revolving Credit Commitments" means, with respect to each Lender, the Dollar Revolving Credit Commitment and the Multicurrency Revolving Credit Commitment of such Lender.

     "Revolving Credit Lenders" means those Lenders which have Revolving Credit Commitments or, if such Revolving Credit Commitments shall have been terminated, have outstanding Revolving Credit Loans or Facility Letters of Credit Obligations.

     "Revolving Credit Loan" means any borrowing under Section 2.1(a) or (b).

     "Revolving Notes" shall mean the promissory notes of the Borrowers in substantially the form of Exhibit H-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Security Documents" shall mean the Pledge Agreement and all other similar agreements or instruments executed and delivered by any Borrower or any of their Subsidiaries pursuant to Section 6.10 or Section 6.11 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

     "Seller Notes" shall mean any evidence of Indebtedness issued as partial consideration for a Permitted Acquisition that matures less than one year from the date of creation thereof.

     "Stated Amount" shall mean, with respect to any Facility Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Company, but shall not include any of the Inactive Subsidiaries.

     "Swingline Lender" shall mean First Chicago in its capacity as maker of Swing Loans, and its successors in such capacity.

     "Swing Loans" shall have the meaning given to such term in Section 2.1(d).

     "Swingline Note" shall mean the promissory note of the Borrowers in substantially the form of Exhibit H-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Term Loan" means the term loans made on the Effective Date to the Company by the Term Loan Lenders pursuant to Section 2.3.

     "Term Loan Lenders" means the Lenders from time to time parties hereto as lenders of the Term Loan.

     "Term Loan Commitment" means with respect to each Term Loan Lender, the commitment of such Lender to make an advance of the Term Loan in an amount not exceeding the Term Loan Commitment amount for such Lender set forth on Schedule 1.1(a), or as otherwise established, reduced or modified pursuant to the provisions hereof.

     "Termination Date" shall mean the earlier to occur of (a) August 16, 2004, and (b) the date on which the Revolving Credit Commitment shall be terminated pursuant hereto.

     "Term Loan Percentage" means with respect to each Term Loan Lender, its percentage share of Term Loan.

     "Term Notes" means the term notes, if any, made by the Company to each of the applicable Lenders in the form attached as Exhibit H-3 to this Agreement to evidence the Term Loan, as such notes may be amended or supplemented from time to time, and any notes issued in substitution, renewal or replacement thereof from time to time.

     "Total Debt" as of any date, means all of the following for the Company and its Subsidiaries on a consolidated basis and without duplication: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease Obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, including all Seller Notes, and all monetary obligations and other amounts financed pursuant to any receivables factoring, receivable sales or similar transactions, any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing, in each case whether direct or indirect; (ii) all liabilities of others secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed;
(iii) all reimbursement obligations under outstanding letters of credit, bankers acceptances or similar instruments in respect of drafts which (A) may be presented or (B) have been presented and have not yet been paid and are not included in clause (i) above; (iv) all liabilities related to earn-out obligations when booked in accordance with GAAP; and (v) all guarantees and other Contingent Obligations relating to indebtedness or liabilities of the type described in the foregoing clauses (i), (ii), (iii) or (iv).

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurodollar Advance or Eurocurrency Advance.

     "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

     "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

     "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability materially affects the business, operations and financial condition of the Company and its Subsidiaries.

     "Year 2000 Program" is defined in Section 5.20.

     1.2 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VII, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Company referred to in Section 5.11(a). In the event that any changes in GAAP after such date are required to be applied to the Company and would affect the computation of the financial covenants contained in Article VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.


     1.3 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuer unless specifically provided otherwise or unless the context otherwise requires.

                                   ARTICLE II.


                                   THE CREDITS

     1.1  Revolving Credit Commitments of the Lenders

          (a) Dollar Revolving Credit Loans. Each Revolving Credit Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Dollar Revolving Credit Loans to the Borrowers from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(c). Dollar Revolving Credit Loans or any portion thereof at a Borrower's option, may be Floating Rate Loans or Eurodollar Loans or any combination thereof subject to the terms thereof, with the initial selection by the Borrower requesting such Loan in accordance with procedures acceptable to the Agent and the subsequent selections in accordance with Sections 2.8 or 2.9.

          (b) Multicurrency Revolving Credit Loans. Each Multicurrency Revolving Credit Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Multicurrency Revolving Credit Loans to the Borrowers from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(c). Multicurrency Revolving Credit Loans shall be Eurocurrency Loans, with the initial selection by the Borrower requesting such Loan in accordance with procedures acceptable to the Agent and any subsequent selections in accordance with Sections 2.8 and 2.9.

          (c) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Credit Loans, the Swing Loans and the Facility Letter of Credit Obligations at any time outstanding to the Borrowers shall not exceed the Aggregate Revolving Credit Commitment as of the date any such Advance is made, provided, however, that (i) the Dollar Equivalent of the aggregate Facility Letter of Credit Obligations at any time shall not exceed $10,000,000,
(ii) the aggregate amount of Swing Loans denominated in Dollars at any time outstanding shall not exceed $10,000,000 and the Dollar Equivalent of the aggregate amount of Swing Loans denominated in Eligible Currencies at any time outstanding shall not exceed $5,000,000, (iii) the Dollar Equivalent of the Aggregate Revolving Credit Outstandings of any Revolving Credit Lender shall not exceed the Revolving Credit Commitment of such Lender, (iv) the Dollar Equivalent of the Aggregate Multicurrency Revolving Credit Outstandings of any Multicurrency Revolving Credit Lender shall not exceed the Multicurrency Revolving Credit Commitment of such Lender and (v) the Dollar Equivalent of the Aggregate Multicurrency Revolving Credit Outstandings of all Multicurrency Revolving Credit Lenders will not exceed the amount of the Multicurrency Revolving Credit Commitments that the Company has designated to the Agent as activated (the "Activated Aggregate Multicurrency Revolving Commitments"), which activation or deactivation shall be in increments of $10,000,000, shall be effective five Business Days after notification by the Company to the Agent and shall not be reduced below the Dollar Equivalent of the Aggregate Multicurrency Revolving Credit Outstandings of all Multicurrency Revolving Credit Lenders, and
(vi) the Dollar Revolving Credit Loans will not exceed the difference of the Aggregate Revolving Credit Commitments minus the amount of the Activated Aggregate Multicurrency Revolving Credit Commitment.

          (d)  Swing Loans.

               (i) Making of Swing Loans. The Agent may elect in its sole discretion to make revolving loans (the "Swing Loans") to the Borrowers from time to time prior to the Termination

Date in Dollars or any Eurocurrency up to an aggregate Dollar Equivalent at any one time outstanding not to exceed the lesser of (i) with respect to Swing Loans denominated in Dollars, $10,000,000, and, with respect to Swing Loans denominated in Eurocurrencies, the Dollar Equivalent of $5,000,000, or (ii) the amount allowable under Section 2.1(c). The Agent may make Swing Loans (provided that the Agent has received a request in writing or via telephone from an Authorized Officer for funding of a Swing Loan) no later than noon, Detroit time, on the Business Day on which such Swing Loan is requested to be made, or 11:00 a.m., London time, on such Business Day, in the case of any Swing Loan in a Eurocurrency (other than Canadian Dollars ), or 11:00 a.m. Toronto time, on such Business Day, in the case of any Swing Loan denominated in Canadian Dollars. Each outstanding Swing Loan shall be payable on the Business Day following demand therefor, with interest at such rate as the Borrower requesting such Loan and the Agent shall agree, shall be secured and shall otherwise be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Agent solely for its own account.

               (ii) Swing Loan Borrowing Requests. The Borrower requesting a Swing Loan agrees to deliver promptly to the Agent a written confirmation of each telephonic notice for Swing Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern, absent manifest error.

               (iii) Repayment of Swing Loans. At any time after making a Swing Loan, the Agent may request a Borrower to, and upon request by the Agent such Borrower shall, promptly request a Revolving Credit Loan from all the Revolving Credit Lenders and apply the proceeds of such Revolving Credit Loan to the repayment of any Swing Loan owing by such Borrower not later than three Business Days following the Agent's request. Notwithstanding the foregoing, upon the earliest to occur of (a) one Business Day after demand is made by the Agent, (b) the date a Swing Loan is to be refunded with a Revolving Credit Loan, and (c) the Termination Date, the Borrower agrees that each Swing Loan outstanding in a Eurocurrency shall be immediately and automatically converted to and redenominated in Dollars equal to the Dollar Equivalent of each such Swing Loan determined as of the date of such conversion, and each Revolving Credit Lender (other than the Agent) shall irrevocably and unconditionally purchase from the Agent, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such Lender's Pro Rata Share of such Swing Loan and promptly pay such amount to the Agent in immediately available funds. Such payment shall be made by the other Lenders whether or not a Default or Event of Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not the Borrower has then requested an Advance in such amount; and such Swing Loan shall thereupon be deemed to be a Floating Rate Advance hereunder made on the date of such purchase (except, as aforesaid, with respect to the existence of any Default or Event of Default or the meeting of any condition precedent specified in Section 4.2 on such date). If any Lender fails to make available to the Agent any amounts due to the Agent pursuant to this Section, the Agent shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate for the first three Business Days after such Lender receives notice of such required purchase and thereafter, at the Floating Rate, payable (i) on demand, (ii) by setoff against any payments made to the Agent for the account of such Lender or (iii) by payment to the Agent by the Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Revolving Credit Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of any unpaid Swing Loan on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan.

     2.2  Facility Letters of Credit.

     2.2.1. Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers and the Guarantors in the Credit Documents, the Issuer hereby agrees to issue for the account of each Borrower through such of the Issuer's Lending Installations as the Issuer and the Company may jointly agree, one or more Facility Letters of Credit in accordance with this Section 2.2 denominated in Dollars, from time to time during the period, commencing on the Effective Date and ending on the Business Day prior to the Termination Date.

     2.2.2. Conditions for Issuance. In addition to being subject to the satisfaction of the conditions contained in Section 4.2, the obligation of the Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                    (i) the aggregate maximum amount then available for drawing under Letters of Credit issued by the Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon the Issuer;

                    (ii) after giving effect to the requested issuance of any Facility Letter of Credit, the sum of (a) the Facility Letter of Credit Obligations and (b) the total aggregate unpaid principal balance of the Revolving Credit Loans and Swing Loans does not exceed the amount permitted under 2.1(c).

                    (iii) the requested Facility Letter of Credit has an expiration date prior to the Termination Date;

                    (iv) the Borrower requesting such Facility Letter of Credit shall have delivered to the Issuer at such times and in such manner as the Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Facility Letter of Credit and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuer as to form and content; and

                    (v) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

     2.2.3.    Procedure for Issuance of Facility Letters of Credit.

               (a) A Borrower shall give the Issuer two Business Day's prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (except that, in lieu of such written notice, a Borrower may give the Issuer (x) notice of such request by tested telex or other tested arrangement satisfactory to the Issuer or (y) telephonic notice of such request if confirmed in writing by delivery to the Issuer (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer of the Borrower or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an Authorized Officer of the Borrower); such notice shall be irrevocable and shall specify the stated amount of the Facility Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the earlier of Termination Date or the date one year after the issuance of such Letter of Credit), the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, the Borrower shall also provide the Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by the Issuer not later than 2:00 p.m. (Detroit time) or the time agreed upon by the Issuer and the Borrower on the last Business Day on which notice can be given under this Section 2.2.3(a). The Issuer shall promptly forward to the Lenders a copy of the Borrower's request for the issuance of a Letter of Credit hereunder.

               (b) Subject to the terms and conditions of this Section 2.2.3 and provided that the applicable conditions set forth in Sections 4.2 and 2.2.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the Borrower requesting such Facility Letter of Credit in accordance with the Issuer's usual and customary business practices.

               (c) The Issuer shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2.2.3 are met as though a new Facility Letter of Credit was being requested and issued.

     2.2.4.    Reimbursement Obligations.

               (a) Each Borrower agrees to pay to the Agent, without duplication, the amount of all Reimbursement Obligations, interest and other amounts payable to the Agent under or in connection with any Facility Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which any Borrower or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                    (ii) the existence of any claim, setoff, defense or other right which any Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

                    (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that, if all Reimbursement Obligations have been paid in full and there is no Default or Event of Default, the Issuer shall assign, without recourse, representation or warranty, to the Borrower any claim, if any, it may have against any person that has drawn on a Facility Letter of Credit pursuant to a draft, certificate or other document which was forged, fraudulent, invalid or insufficient in any respect or any statement therein being true or inaccurate in any respect pursuant to such Facility Letter of Credit);

                    (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                    (v)   the occurrence of any Default or Event of Default.

               (b) The Issuer shall promptly notify the relevant Borrower of any draw under a Facility Letter of Credit. The Borrower shall reimburse the Issuer for drawings under a Facility Letter of Credit issued by it no later than the Business Day after the payment by the Issuer. Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit until paid at the Overdue Rate.

     2.2.5.    Participation.

               (a) Immediately upon issuance by the Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.2.3, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto; provided, that a Letter of Credit issued by the Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section
2.2.5 if the Issuer shall have received written notice from any Revolving Credit Lender on or before one Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Section 4.2 is not then satisfied, and, in the event the Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Revolving Credit Lender or such condition has been effectively waived in accordance with the provisions of this Agreement.

               (b) In the event that the Issuer makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.2.4, the Issuer shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Agent for the account of the Issuer the amount of such Revolving Credit Lender's Pro Rata Share of the unreimbursed amount of any such payment. If any Revolving Credit Lender fails to make available to the Issuer, any amounts due to the Issuer pursuant to this Section 2.2.5(b), the Issuer shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate, for the first three Business Days after such Revolving Credit Lender receives such notice and thereafter, at the Floating Rate, payable (i) on demand, (ii) by setoff against any payments made to the Issuer for the account of such Revolving Credit Lender or (iii) by payment to the Issuer by the Agent of amounts otherwise payable to such Revolving Credit Lender under this Agreement. The failure of any Revolving Credit Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

               (c) Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Revolving Credit Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Revolving Credit Lender's Pro Rata Share thereof.


               (d) The obligations of a Revolving Credit Lender to make payments to the Agent with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

               (e) In the event any payment by any Borrower or any Subsidiary received by the Agent with respect to a Facility Letter of Credit and distributed by the Agent to the Revolving Credit Lenders on account of their participations is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Revolving Credit Lender which received such distribution shall, upon demand by the Agent, contribute such Revolving Credit Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

     2.2.6.    Compensation for Facility Letters of Credit.

               (a) The Issuer shall have the right to receive from the Borrower requesting a Facility Letter of Credit, solely for the Issuer's own account, an issuance fee of 0.125% per annum on the average daily undrawn amount under each Facility Letter of Credit issued by it as well as the Issuer's reasonable and customary costs of issuing and servicing the Facility Letters of Credit.

               (b) The Borrower requesting a Facility Letter of Credit shall pay to the Agent, for the benefit of the Revolving Credit Lenders, a fee computed at the Applicable Margin calculated on the maximum amount available to be drawn from time to time under each Facility Letter of Credit, which fee shall be paid annually in advance at the time each Facility Letter of Credit is issued for the period from and including the date of issuance thereof to and including the stated expiry date thereof.

     2.2.7. Letter of Credit Collateral Account. Each Borrower hereby agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to Section 12.4, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 9.2(c). No Borrower is required by this Section 2.2.7 to deposit any funds in the Letter of Credit Collateral Account, and the obligation to make deposits into the Letter of Credit Collateral Account are described in Section 9.2(c). The Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Agent having a maturity not exceeding 30 days. Nothing in this Section 2.2.7 shall either obligate the Agent to require any Borrower to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account other than as required by Section 9.2(c).

     2.2.8. Nature of Obligations. As among the Borrowers, the Issuer and the Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuer and the Lenders shall not be responsible for (i) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms;
(vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; (vii) any consequences arising from causes beyond the control of the Issuer or the Lenders. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer or any Lender under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Issuer or such Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Issuer, the Agent or any Lender. Notwithstanding anything to the contrary contained in this Section 2.2, no Borrower shall have any obligation to indemnify an Issuer under this Section 2.2 in respect of any liability incurred by such Issuer arising primarily out of the gross negligence or willful misconduct of such Issuer, as determined by a court of competent jurisdiction.

     2.3 Term Loan. Subject to the terms and conditions hereof, each Term Loan Lender, severally and for itself alone, agrees to make an Advance of the Term Loan to the Company in Dollars, in a single disbursement on the Effective Date, in an aggregate amount not to exceed such Lender's Term Loan Commitment. The Term Loan, or any portion thereof at the Company's option, may be Floating Rate Loans or Eurodollar Loans, or a combination thereof subject to the terms hereof, with the initial selection by the Company in accordance with procedures acceptable to the Agent and any subsequent selections in accordance with Sections 2.8 or 2.9.

     2.4  Ratable Loans.

          (a) Subject to Section 2.4(b), each Dollar Revolving Credit Advance hereunder shall consist of Dollar Revolving Credit Loans made from the several Revolving Credit Lenders ratably in proportion to the ratio that their respective Dollar Revolving Credit Commitments bear to the Aggregate Dollar Revolving Credit Commitment. Each Multicurrency Revolving Credit Advance hereunder shall consist of Multicurrency Revolving Credit Loans made from the several Multicurrency Revolving Credit Lenders ratably in proportion to the ratio that their respective Multicurrency Revolving Credit Commitments bear to the Aggregate Multicurrency Revolving Credit Commitment. Each Term Loan Advance hereunder shall consist of Term Loan made from the several Term Loan Lenders ratably in proportion to the ratio that their respective Term Loan Commitments bear to the Aggregate Term Loan Commitments.

          (b) If on any Borrowing Date on which any Borrower has requested Multicurrency Revolving Credit Loans (the "Requested Multicurrency Revolving Credit Loans"), (i) the Dollar Equivalent of the aggregate principal amount of the Requested Multicurrency Revolving Credit Loans exceeds the Aggregate Available Multicurrency Revolving Credit Commitments on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this clause (b) on such Borrowing Date) and (ii) the Dollar Equivalent of the amount of such excess is less than or equal to the Aggregate Available Revolving Credit Commitments of all Multicurrency Revolving Credit Lenders (before giving effect to the making and payment of any Loans pursuant to this clause (b) on such Borrowing Date), each Dollar Revolving Credit Lender shall make a Dollar Revolving Credit Loan to the Company on such Borrowing Date, and the proceeds of such Loans shall be simultaneously applied to repay outstanding Dollar Revolving Credit Loans of the Multicurrency Revolving Credit Lenders, in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from the Multicurrency Revolving Credit Lenders of the Requested Multicurrency Revolving Credit Loans, the Aggregate Revolving Credit Outstandings of each Lender will equal (as nearly as possible) its Pro Rata Share. To effect such borrowings and repayments, (x) not later than 11:00 A.M., Detroit time, on such Borrowing Date, the proceeds of such Dollar Revolving Credit Loans shall be made available by each Dollar Revolving Credit Lender to the Agent at its applicable Lending Installation in immediately available funds and the Agent shall apply the proceeds of such Dollar Revolving Credit Loans toward repayment of outstanding Dollar Revolving Credit Loans of the Multicurrency Revolving Credit Lenders and (y) concurrently with the repayment of such outstanding Dollar Revolving Credit Loans of such Multicurrency Revolving Credit Lender on such Borrowing Date, (1) such Multicurrency Revolving Credit Lenders shall, in accordance with the applicable provisions hereof, make the Requested

Multicurrency Revolving Credit Loans in an aggregate amount equal to the amount so requested (but not in any event greater than the amount allowed under Section 2.1(c)) after giving effect to the making of such repayment of any Loans on such Borrowing Date and (2) the Borrower shall pay to the Agent for the account of the Lenders whose Loans to such Borrower are paid on such Borrowing Date pursuant to this clause (b) all interest accrued on the amounts repaid to the date of such repayment, together with any amounts payable pursuant to Section
3.4 in connection with such repayment. If any borrowing of Dollar Revolving Credit Loans is required pursuant to this clause (b), the Borrower shall notify the Agent in the manner provided for Dollar Revolving Credit Loans in Section 2.8.

     2.5 Revolving Credit Commitment Fee; Reductions in Aggregate Revolving Credit Commitment. The Borrowers agree to pay to the Agent for the account of each Revolving Credit Lender a commitment fee at the Applicable Margin on the daily unborrowed portion of such Lender's Revolving Credit Commitment from the date hereof to and including the Termination Date, payable on each Payment Date hereafter and on the Termination Date. For purposes of computing the commitment fee payable hereunder, Swing Loans shall not be considered usage of a Lender's Revolving Credit Commitment until such time as such Lender shall be required to fund its Pro Rata Share of such Swing Loans pursuant to Section 2.1(d)(iii). The Company may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Revolving Credit Lenders in amounts of not less than $5,000,000 and integral multiples of $1,000,000 thereafter, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Loans, Swing Loans and Facility Letters of Credit.

     2.6 Types of Advances; Minimum Amount of Each Advance. Advances denominated in Dollars may be Floating Rate Advances or Eurodollar Advances and Advances denominated in Eurocurrencies may be Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9 Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Credit Commitment. Each Eurocurrency Advance shall be in the minimum Dollar Equivalent of $1,000,000 (and in multiples of $500,000 if in excess thereof or such other lesser multiple as the Agent deems appropriate)

     2.7    Principal Payments.

     2.7.1. Revolving Credit Advances. Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Revolving Credit Lenders on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans and Facility Letters of Credit outstanding to it. If the Revolving Credit Loans and Facility Letters of Credit at any time exceed the amount allowed pursuant to Section 2.1(c), the Borrowers shall immediately prepay the Revolving Credit Loans and Facility Letters of Credit by an amount equal to or greater than such excess.

     2.7.2. Term Loan. The Company hereby unconditionally promises to pay to the Agent for the pro rata account of each Term Loan Lender in Dollars the unpaid principal amount of each Term Loan of such Lender in twenty quarterly principal payments as follows:

Payment Date                    Principal Installment

May 31, 2000                          $3,750,000
August 31, 2000                       $3,750,000
November 30, 2000                     $3,750,000
February 28, 2001                     $3,750,000
May 31, 2001                          $3,750,000
August 31, 2001                       $6,562,500
November 30, 2001                     $6,562,500
February 28, 2002                     $6,562,500
May 31, 2002                          $6,562,500
August 31, 2002                      $11,250,000
November 30, 2002                    $11,250,000
February 28, 2003                    $11,250,000
May 31, 2003                         $11,250,000
August 31, 2003                      $15,000,000
November 30, 2003                    $15,000,000
February 28, 2004                    $15,000,000
May 31, 2004                         $15,000,000

     On the Maturity Date, the Term Loan shall be paid in full.

     2.8 Method of Selecting Types and Interest Periods for New Advances. A Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance and Eurocurrency Advance, the Interest Period applicable to each Advance from time to time, provided, however, that unless the Agent in its sole discretion shall have consented, a Borrower may not select an Interest Period of longer than 7 days until the date the Agent shall have determined that the syndication of the Commitments under this Agreement is complete. A Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Detroit time) on the Borrowing Date of each Floating Rate Advance, three Business Days before the Borrowing Date for each Eurodollar Advance, and four Business Days before the Borrowing Date for each Eurocurrency Advance (which in each case the Agent will promptly forward to the appropriate Lenders), specifying:

               (i) the Borrowing Date, which shall be a Business Day, of such Advance,

               (ii)  the aggregate amount of such Advance,

               (iii) the Type of Advance selected,

               (iv) in the case of each Eurodollar Advance or Eurocurrency Advance, the Interest Period applicable thereto,

               (v) in the case of each Eurocurrency Advance, the Eurocurrency of such Advance; and

               (vi)  payment and wiring instructions.


Not later than 2:00 p.m. (Detroit time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Detroit to the Agent at its address specified pursuant to Section 12.4, provided, however, that in the case of Eurocurrency Loans, each Lender shall make available its Loan not later than noon, local time, at the Agent's Lending Installation for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Lending Installation for such currency. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Lenders available to the requesting Borrower at the Agent's aforesaid address.

     2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar and Eurocurrency Advance shall continue as a Eurodollar or Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Advance shall be automatically converted into a Floating Rate Advance in the case of Eurodollar Advances and converted to a Eurocurrency Advance in the same currency and with an Interest Period of one month in the case of Eurocurrency Advances, unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar or Eurocurrency Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of Sections 2.6 and 2.8, a Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar and Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. A Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar and Eurocurrency Advance not later than 11:00 a.m. (Detroit time) on the Business Day of the requested conversion, in the case of a conversion into a Floating Rate Advance, three Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurodollar Advance, or four Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurocurrency Advance, specifying:

               (i) the requested date which shall be a Business Day, of such conversion or continuation,

               (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

               (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

     2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to
Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar and Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar or Eurocurrency Advance. No Interest Period (a) with respect to any Revolving Credit Loan may end after the Termination Date and (b) with respect to any Term Loan may end after the Maturity Date. Additionally, the Company shall select Interest Periods with respect to the

Term Loans to avoid breaking any Interest Period with respect to any principal installment due on the Term Loans.

     2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 12.5 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar or Eurocurrency Advance. During the continuance of an Event of Default, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 12.5 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Advance (including each Multicurrency Advance) shall bear interest at the Overdue Rate, provided that each Advance (including each Multicurrency Advance) shall automatically bear interest at the Overdue Rate in connection with any Default pursuant to Section 9.1(g) or 9.1(h).

     2.12 Method of Payment. (i) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in Same Day Funds to the Agent at the Agent's address specified pursuant to Section 12.4, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company, by 11:00 a.m. (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. All payments to be made by any Borrower hereunder in any currency other than Dollars shall be made in such currency on the date due in same day funds for the account of the Agent, at its Lending Installation for such currency and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Section 12.4 or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of each Borrower maintained with the Agent or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder from such Borrower.

     (ii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or a Borrower is not able to make payment to the Agent for the account of the Lenders in such currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

     2.13 Noteless Agreement; Recordation; Telephonic Notices. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.


     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period and currency with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from each Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by the appropriate Note(s). In such event, the Borrowers shall prepare, execute and deliver to such Lender Note(s) payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note(s) and interest thereon shall at all times (including after any assignment pursuant to Section 12.6) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.6, except to the extent that any such Lender or assignee subsequently returns any such Note(s) for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note(s), provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under such Note(s).

     (v) Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic or facsimile notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer or authorized to act on behalf of an Authorized Officer. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.14 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance and Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance or Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance and Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest on any Loan denominated in British Pounds Sterling shall be calculated for actual days elapsed on the basis of a 365 day-year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.15 Notification of Advances, Interest Rates, Prepayments and Revolving Credit Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar and Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.16 Lending Installations. Subject to the terms of this Agreement, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes and Loans shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17 Non-Receipt of Funds by the Agent. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for the first five such days and at the interest rate applicable to the relevant Loan for each such day thereafter, or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan for each such day.

     2.18 Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance in any Eurocurrency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Multicurrency Revolving Credit Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Eurocurrency specified by a Borrower, then the Agent shall forthwith give notice thereof to such Borrower and the Lenders, and such Loans shall not be denominated in such Eurocurrency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Notice as Floating Rate Loans, unless the relevant Borrower notifies the Agent at least two Business Days before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Eurocurrency, as the case may be, in which the denomination of such Loans would in the opinion of the Agent and the Required Multicurrency Revolving Credit Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Notice.

     2.19 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of any Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due on the judgment to such Lender or the Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due on the judgment to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 9.3, such Lender or the Agent, as the case may be, agrees to remit such excess to the relevant Borrower.

     2.20 Optional Prepayments. A Borrower may at any time and from time to time prepay Floating Rate Loans, in whole or in part, without penalty or premium, upon at least one Business Day's irrevocable notice to the Agent, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Floating Rate Loans shall be in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof.

     2.20.1. A Borrower may at any time and from time to time prepay, without premium or penalty (but together with payment of any amount payable pursuant to Section 3.4), its Eurodollar Loans and its Multicurrency Revolving Credit Loans in whole or in part, upon at least three Business Days' irrevocable notice to the Agent specifying the date and amount of prepayment. Partial payments of Eurodollar Loans shall be in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof. Partial prepayments of Multicurrency Revolving Credit Loans shall be in an aggregate principal amount in the relevant Eurocurrency of 1,000,000 units or any integral multiple of 500,000 units in excess thereof, or such lesser principal amount as may equal the outstanding Multicurrency Revolving Credit Loans or such lesser amount as may be agreed to by the Agent.

     2.20.2. Each prepayment pursuant to this Section 2.20 and each conversion pursuant to Section 2.9 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under
Section 3.4 in connection with such payment.

     2.20.3. Prepayments pursuant to this Section 2.20 shall be applied as a Borrower may direct, provided that all prepayments of the Term Loans, will be applied to the maturities thereof in inverse order.

     2.21 Multicurrency Participation. Immediately and automatically upon the occurrence of a Default under Sections 9.1(a), (b), (g), or (h) (A) each Dollar Revolving Credit Lender shall be deemed to have unconditionally and irrevocably purchased from each Multicurrency Revolving Credit Lender, without recourse or warranty, an undivided interest in and participation in each Multicurrency Revolving Credit Loan ratably in accordance with such Lender's Pro Rata Share, (B) immediately and automatically all Multicurrency Revolving Credit Loans shall be converted to and redenominated in Dollars equal to the Dollar Equivalent of each such Multicurrency Revolving Credit Loan determined as of the date of such conversion, (C) each Multicurrency Revolving Credit Lender shall be deemed to have unconditionally and irrevocably purchased from each Dollar Revolving Credit Lender, without recourse or warranty, an undivided interest in and participation in each Dollar Revolving Credit Loan ratably in accordance with such Multicurrency Revolving Credit Lender's Revolving Credit Commitment Percentage. Each of the Dollar Revolving Credit Lenders shall pay to the applicable Multicurrency Revolving Credit Lender not later than two (2) Business Days following a request for payment from such Lender, in Dollars, an amount equal to the undivided interest in and participation in the Multicurrency Revolving Credit Loan purchased by such Dollar Revolving Credit Lender pursuant to this Section 2.21, and each of the Multicurrency Revolving Credit Lenders shall pay to the applicable Dollar Revolving Credit Lender not later than two (2) Business Days following a request for payment from such Revolving Credit Lender, in Dollars, an amount equal to the undivided interest in and participation in the Dollar Revolving Credit Loan purchased by such Multicurrency Revolving Credit Lender pursuant to this Section 2.21, it being the intent of the Revolving Credit Lenders that following such equalization payments, each Revolving Credit Lender shall hold its Pro Rata Share of the Aggregate Revolving Credit Outstandings.

     2.22 Contribution Among Borrowers and Guarantors. In order to provide for just and equitable contribution among the Borrowers and the Guarantors, the Borrowers and the Guarantors shall execute a subrogation and contribution agreement (which shall be deemed a Credit Document) in form and substance satisfactory to the Required Lenders.

     2.23 Financial Condition of Borrower. Neither the Agent nor any Lender shall have any obligation to any Borrower or any Guarantor to disclose or discuss with such Borrower or any Guarantor the Agent's or any Lender's assessment of the financial condition of any Borrower or any Guarantor, and the Borrower and each Guarantor hereby waives any obligation of any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower or any Guarantor now or hereafter known by the Agent or any Lender. Each Borrower and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each other Borrower and each Guarantor and of all circumstances bearing upon the risk of nonpayment of the Obligations by any other Borrower. No Lender shall have any obligation to any Borrower or any Guarantor arising from any Lender's assessment of, or failure to assess, any Borrower's or any Guarantor's financial condition in connection with the granting of any Loans or other extensions of credit hereunder.

     2.24      Collateral Security; Further Assistance.

               (a) As security for the payment of the Obligations, the Company shall grant or cause to be granted to the Agent, for the ratable benefit of the Lenders, a Lien on and security interest in all of the following, whether now or hereafter existing or acquired, 100% of the shares of Capital Stock of each Domestic Subsidiary and 65% of the shares of Capital Stock of each Foreign Subsidiary now or hereafter directly owned by any Borrower or any Guarantor and all proceeds thereof, all as more specifically described in the Pledge Agreements; provided, that, the Company shall not be required to grant or cause to be granted the pledge of any Capital Stock of any Inactive Subsidiaries, the pledge of any Capital Stock of any Foreign Subsidiary which is prohibited by the laws of the jurisdiction of such Foreign Subsidiary or the pledge of any Capital Stock of any Subsidiary identified in Schedule 5.7 that the Company intends to consolidate with, merge into or otherwise combine with a Borrower or Guarantor within the next 60 days. If any Subsidiary the Company intends to consolidate, merge or otherwise combine with a Borrower or Guarantor are not so combined, the Company shall cause the Capital Stock of such Subsidiary to be pledged to the Lenders.

               (b) Concurrently with the consummation of any Acquisition or the formation of any new Subsidiary of the Company which is permitted hereunder, the Company shall:

                    (i) in the case of an Acquisition of Capital Stock by any Borrower or a Subsidiary or the formation of a new Subsidiary: (A) deliver or cause to be delivered to the Agent, for the ratable benefit of the Lenders, (I) in the case of the Acquisition of the stock of a Domestic Subsidiary or the formation of a Domestic Subsidiary, all of the certificates representing 100% of the capital stock (or other instruments or securities evidencing ownership) of such new Domestic Subsidiary which is being acquired or formed, and (II) in the case of the Acquisition of the stock of a Foreign Subsidiary or the formation of a Foreign Subsidiary, now or hereafter directly owned by any Borrower or any Guarantor, 65% of the shares of Capital Stock of such new Foreign Subsidiary which is being acquired or formed, as additional collateral for the Secured Obligations, to be held by the Agent pursuant to a Pledge Agreement, unless, in each case, the newly formed or acquired Subsidiary is intended to be merged into the Company or any Subsidiary whose Capital Stock is pledged pursuant to a Pledge Agreement and such merger occurs within thirty days after such Acquisition or formation of such Subsidiary or any pledge of any Capital Stock of any Foreign Subsidiary which is prohibited by the laws of the jurisdiction of such Foreign Subsidiary; (B) cause each new Subsidiary which qualifies as a Guarantor hereunder and which is being acquired or formed to deliver to the Agent a Guaranty, and (C) deliver to the Agent such other documents as the Agent, individually or on behalf of the Lenders, may have reasonably requested;

                    (ii) in any case, provide such other documentation to the Agent, including, without limitation, articles of incorporation, by-laws and resolutions, which in the reasonable opinion of the Agent is necessary or advisable in connection with such Acquisition or formation of such new Subsidiary.

     2.25 Application of Payments with Respect to Defaulting Lenders. No payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

               (i) First, if applicable to any payments due to the Agent pursuant to Section 2.1(d) and to the Issuer under Section 2.2.5; and

               (ii) Second, to Loans required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of the Aggregate Revolving Credit Commitment and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

     2.26 Optional Increase in Commitments.

     (a) Subject to the conditions set forth below, the Company may, upon at least thirty (30) days prior written notice to the Agent and the Lenders, increase the Total Revolving Credit Commitments, either by designating a lender not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Agent, which consent shall not be unreasonably withheld) or by agreeing with an existing Lender that such Lender's Revolving Credit Commitment shall be increased (thus increasing the Total Revolving Credit Commitments); provided that:

          (i) no Default or Event of Default shall have occurred and be continuing hereunder as of the effective date of such increase;

          (ii) any lender not theretofore a Lender shall meet the criteria set forth in the definition of Eligible Assignee;

          (iii) the representations and warranties made by the Borrowers and contained in Article V shall be true and correct on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

          (iv) the amount of such increase in the Total Revolving Credit Commitments shall not be less than $25,000,000, and shall not cause the Total Revolving Credit Commitments to exceed $250,000,000;

          (v) The Borrowers and the Lender or lender not theretofore a Lender, shall execute and deliver to the Agent, for its acceptance and recording in the register pursuant to Section 12.6(b), a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Agent and acknowledged by the Agent and each Guarantor and substantially in the form of Exhibit I attached hereto;

          (vi) no existing Lender shall be obligated in any way to increase its Revolving Credit Commitment;

          (vii) the Borrowers shall pay any amount required to be paid pursuant to Section 3.4 hereof resulting from the reallocation of Revolving Credit Loans pursuant to the increase in the Total Revolving Credit Commitments;

          (viii) the Borrowers shall have paid commitment fees to additional Lenders sufficient to induce such Lenders to provide the requested Commitments; and

          (ix) the Agent may request any other documents or information in its reasonable discretion.

     (b) Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgement Agreement, from and after the effective date specified in a Lender Addition and Acknowledgement Agreement, which effective date shall be five (5) Business Days after the delivery thereof to the Agent, such existing Lender shall have a Revolving Credit Commitment as therein set forth or such other Lender shall become a Lender with a Revolving Credit Commitment as therein set forth and all the rights and obligations of a Lender with such a Revolving Credit Commitment hereunder.

     (c) Upon its receipt of a Lender Addition and Acknowledgement Agreement together with any Note or Notes, if requested, subject to such addition and assumption and the written consent to such addition and assumption, the Agent shall, if such Lender Addition and Acknowledgement Agreement has been completed and is substantially in the form of Exhibit E:

          (i)   accept such Lender Addition and Acknowledgement Agreement;

          (ii)  record the information contained therein in the Register; and

          (iii) give prompt notice thereof to the Lenders and the Company and deliver to the Lenders a revised Schedule 1.1(b) reflecting the new Revolving Credit Commitments.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes of any existing Lender or with respect to any Lender not theretofore a Lender, a new Note or Notes to the order of the applicable Lenders in amounts equal to the Revolving Credit Commitments of such Lenders pursuant to the Lender Addition and Acknowledgement Agreement in the event such Lender requests Notes pursuant to
Section 2.13. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such Revolving Credit Commitments, shall be dated the effective date of such Lender Addition and

Acknowledgement Agreement and shall otherwise be in substantially the form of the existing Notes. Each surrendered Note and/or Notes shall be canceled and returned to Company.

                                  ARTICLE III.


                             CHANGE IN CIRCUMSTANCES

          3.1 Yield Protection. (a) If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any new or changed request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

               (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding federal, state and local taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

               (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

               (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received, without duplication of any other amount claimed pursuant to this
Section 3.1 or any other provision herein, which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitments.

          (b) If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law) imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such lender or applicable Lending Installation of making or maintaining its Multicurrency Revolving Credit Loans to the Borrowers or its Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Multicurrency Revolving Credit Loans or Commitment, then within 15 days of demand by such Lender, the Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that the Borrowers shall not be required to compensate any lender for such reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such lender as a result of the calculation of the interest rate applicable to Multicurrency Advances.

     3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender the amount necessary, without duplication of any other amount claimed pursuant to this Section 3.2 or any other provision of this Agreement, to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans or Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders or, with respect to Eurocurrency Loans, the Required Multicurrency Revolving Credit Lenders, determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances or Eurocurrency Advances are not available or (ii) the interest rate applicable to a Type of Advance or a Eurocurrency Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance or Eurocurrency Advance and require any Eurodollar Advances of the affected Type or affected Eurocurrency Advances to be repaid.

     3.4 Funding Indemnification. If any payment of a Eurodollar Advance or Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance or Eurocurrency Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, each Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance or Eurocurrency Advance.

     3.5 Alternative Lending Installation; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans or Eurocurrency Loans to reduce any liability of any Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance or a Eurocurrency Advance under Section 3.3 or 2.8, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar or Eurocurrency Loan shall be calculated as though each Lender funded its Eurodollar or Eurocurrency Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar or Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Company of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2 and 3.4 shall survive for a period of one year after payment of the Obligations and termination of this Agreement.

     3.6    Taxes.

     3.6.1. (a) All payments of principal and interest made by any Borrower under this Agreement and any Note, if any, and all Reimbursement Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes and State of Michigan single business tax imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent, any Issuer or any Lender hereunder or under any Note or Facility Letter of Credit, the amounts so payable to the Agent, such Issuer or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement provided, however, that (i) with respect to any Loan or Facility Letter of Credit in Dollars to or for the account of any Borrower, no Borrower shall be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 3.6.2, and (ii) with respect to any Loan in any Eurocurrency, no Borrower shall be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of Section
3.6.3. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent, the Issuer and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent, the Issuer or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) If any Lender or the Agent shall become aware that it is entitled to receive a refund or credit (such credit to include any increase in any foreign tax credit as a result of Non-Excluded Taxes) as to which it has been indemnified by a Borrower pursuant to this Section 3.6.1, it shall promptly notify the Borrower of the availability of such refund or credit and shall, within 45 days after receipt of a request by the Borrower, apply for such refund or credit at the Borrower's expense, and in the case of any application for such refund or credit by the Borrower, shall, if legally able to do so, deliver to the Borrower such certificates, forms or other documentation as may be reasonably necessary, and reasonably acceptable to the Lender or the Agent, to assist the Borrower in such application. If any Lender or the Agent receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect to any Non-Excluded Taxes as to which it has been indemnified by a Borrower pursuant to this Section 3.6.1, it shall promptly notify the Borrower of such refund or credit and shall, within 45 days after receipt of such refund or the benefit of such credit, repay the amount of such refund or benefit of such credit (with respect to the credit, as determined by the Lender or the Agent in its sole judgment) to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 3.6.1 with respect to

Non-Excluded Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of such Lender or the Agent and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund or credit); provided however, that the Borrower, upon the request of such Lender or the Agent, agrees to return the amount of such refund or benefit of such credit to such Lender or the Agent in the event such Lender or the Agent is required to repay the amount of such refund or benefit of such credit to the relevant taxing authority or other Governmental Authority.

     3.6.2. Each Lender that is not organized under the laws of the United States of America or a state thereof shall, at least five Business Days before the date of the initial payment to be made by any Borrower under this Agreement to such Lender, deliver to the Company and the Agent (A) if such Lender is a "bank" within the meaning of Section 881 (c) (3) (A) of the Code, deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or other appropriate form), certifying in either case that such Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes or (B) if such Lender is not a "bank within the meaning of Section 881 (c)
(3) (A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871 (h) or 881 (c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate representing that such non-U.S. Lender is not a bank for purposes of
Section 881 (c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871 (h) (3) (B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864
(d) (4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Borrower under the Loan Documents. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form (or a replacement of an expired form) expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     3.6.3. If any payments by the Agent or any Borrower to any Multicurrency Revolving Credit Lender are subject to any withholding tax, such Multicurrency Revolving Credit Lender shall file such forms and take such other actions to avoid the payment of the withholding tax by the Agent or any Borrower to the extent the Multicurrency Revolving Credit Lender is able to do so.

                                  ARTICLE IV.


                             CONDITIONS OF BORROWING

     4.1 Conditions of Initial Advance. The obligation of each Lender to make Loans in connection with the initial Advance hereunder, and the obligation of the Issuer to issue Facility Letters of Credit hereunder on the Effective Date, is subject to the satisfaction of the following conditions precedent:

     (a) The Agent shall have received the following, each dated as of the Effective Date (unless otherwise specified) and, except for the Notes and any certificates or instruments required to be delivered under the Pledge Agreements, in sufficient copies for each Lender:

          (i)  If requested by any Lender, the Notes in favor of such Lender;

          (ii) the Pledge Agreements, duly completed and executed by the parties hereto, together with any certificates evidencing the Capital Stock being pledged thereunder as of the Effective Date and undated assignments separate from certificate for any such certificate, duly executed in blank;

          (iii) the Guaranties, duly completed and executed by each Guarantor;

          (iv) the favorable opinion of Seyburn, Kahn, Ginn, Bess, Deitch & Serlin, special counsel to the Borrowers, as to the matters set forth on Exhibit J addressed to the Agent and the Lenders and addressing such other matters as the Agent or any Lender may reasonably request.

     (b) The Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of each Borrower, in form and substance satisfactory to the Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Effective Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 1998, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and
(iv) all conditions to the initial extensions of credit hereunder set forth in this Section and in Section 4.2 have been satisfied or waived as required hereunder.

     (c) The Agent shall have received a certificate of the secretary or an assistant secretary of each of the Company and its Subsidiaries, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Company or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Company or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Company or such Subsidiary, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Company or such Subsidiary, as the case may be, executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

     (d) The Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Company and its Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (ii) a certificate as of a recent date of the qualification of each of the Company and its Subsidiaries to conduct business as a foreign corporation in each jurisdiction where it is so qualified as of the Effective Date, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

     (e) All legal matters, documentation, and corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that, in the opinion of the Agent, could reasonably be expected to have a Material Adverse Effect.

     (f) Since December 31, 1998, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (g) The Company shall have paid (i) to Bank One, the unpaid balance of the fees described in the Fee Letter, (ii) to the Agent, the initial payment of the annual agency fee described in the Fee Letter, and (iii) all other fees and expenses of the Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Effective Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (h) The Agent shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheet and the Projections as described in Sections 5.11(b) and 5.11(c), all of which shall be in form and substance satisfactory to the Agent.

     (i) Within two Business Days after the Effective Date, the Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of the Company and in form and substance satisfactory to the Agent, demonstrating the Company's compliance with the financial covenants set forth in Sections 7.1 through 7.3, determined on a pro forma basis as of June 30, 1999 after giving effect to the making of the initial Loans hereunder and the consummation of the transactions contemplated hereby.

     (j) The Agent shall have received from the Company its consolidated operating budget for the period from January 1, 1999 through December 31, 1999, and the same shall be in form and substance satisfactory to the Agent.

     (k) The Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

     4.2 Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including the initial Loans (but excluding Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.1(d)), and the obligation of the Issuer to issue any Facility Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

     (a) Each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Effective Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Facility Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

     (b) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Facility Letter of Credit to be issued on such date.

     Each giving of a Borrowing Notice and the consummation of each Advance or issuance of a Facility Letter of Credit, shall be deemed to constitute a representation by the Borrowers that the statements contained in subsections (a) and (b) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.


                                   ARTICLE V.


                         REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, each Borrower represents and warrants to the Agent and the Lenders as follows:

     5.1 Corporate Organization and Power. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     5.2 Authorization; Enforceability. Each of the Borrower and its Subsidiaries has taken, or on the Effective Date will have taken, all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Effective Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

     5.3 No Violation. The execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) except for the Liens granted in favor of the Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to any Borrower or any other Subsidiary, to make loans or advances to any Borrower or any other Subsidiary, or to transfer any of its assets or properties to any Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     5.4 Governmental and Third-Party Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     5.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person,
(i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

     5.6 Taxes. Each of the Borrower and its Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

     5.7 Subsidiaries. Schedule 5.7 sets forth a list, as of the Effective Date, of all of the Subsidiaries and Inactive Subsidiaries of the Company and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Company or any other Subsidiary in each class of its capital stock and each direct owner thereof. Except for the shares of capital stock expressly indicated on Schedule 5.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Company outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Company are duly and validly issued, fully paid and nonassessable. The Company or a Subsidiary of the Company is the sole legal, record and beneficial owner of, and has good and valid title to, all such capital stock, free and clear of all Liens other than the Liens created pursuant to the Pledge Agreement.

     5.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

     5.9 Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

     5.10 No Material Adverse Change. There has been no Material Adverse Change since December 31, 1998, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     5.11 Financial Matters. (a) The Company has heretofore furnished to the Agent copies of (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1998, and the related statements of income and cash flows for the fiscal year ended December 31, 1998, together with the opinion of PricewaterhouseCoopers thereon, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1999, and the related statements of income and cash flows for the three-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Company and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Company or any of its

Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (b) The Company has prepared, and has heretofore furnished to the Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Company for the five-year period beginning with the year ended December 31, 1999, giving effect to the initial extensions of credit made under this Agreement, and the payment of transaction fees and expenses related to the foregoing (the "Projections"). In the opinion of management of the Company, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Company, are complete and represent a reasonable estimate of the future performance and financial condition of the Company, subject to the uncertainties and approximations inherent in any projections.

     (c) Each of the Borrower and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and
(iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

     5.12 Ownership of Properties. Each of the Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 5.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

     5.13 ERISA. (a) Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event (i) has occurred within the five-year period prior to the Effective Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Company, is reasonably expected to occur with respect to any Plan. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     (b) Neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any ERISA Affiliate would become subject to any liability under ERISA if the Company or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in "reorganization" or is "insolvent" within the meaning of such terms under ERISA.

     5.14 Environmental Matters. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

     (b) No portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

     (c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

     5.15 Compliance With Laws. Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     5.16 Regulated Industries. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.17 Insurance. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     5.18 Security Documents. The provisions of each of the Security Documents (whether executed and delivered prior to or on the Effective Date or thereafter) are and will be effective to create in favor of the Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each of the Borrower and its Subsidiaries that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, and (ii) the possession by the Agent of any certificates evidencing the securities pledged thereby, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of the Borrower or such Subsidiary, as applicable, in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

     5.19 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to the Borrower or any of its Subsidiaries.

     5.20 Year 2000. The Company has made or will make a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Company does not reasonably anticipate the Year 2000 Issues will have a Material Adverse Effect.


                                  ARTICLE VI.


                              AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Facility Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     6.1 Financial Statements. The Company will deliver to the Agent at the address provided in Section 12.4 for notices to the Agent, and to each Lender at the address for such Lender, for notices appearing on the signature pages hereto:

     (a) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30, 1999, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income and cash flows for the Company and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period and year-to-date in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

     (b) As soon as available and in any event within one hundred (100) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1999, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, retained earnings and cash flows for the Company and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Company or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Company and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination.

     6.2 Other Business and Financial Information. The Company will deliver to each Lender:

     (a) Concurrently with each delivery of the financial statements described in Section 6.1, (i) a Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Company, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 7.1 through 7.3 as of the last day of the period covered by such financial statements, and (ii) management's discussion and analysis of such financial statements;

     (b) As soon as available and in any event within one hundred (100) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1999, a consolidated operating budget for the Company and its Subsidiaries for the succeeding fiscal year, consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with management's discussion and analysis of such budget and a certificate of a Financial Officer of the Company to the effect that such budgets have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Company and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

     (c) Promptly upon receipt thereof, copies of any "management letter" submitted to the Company or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Company or any such Subsidiary in respect thereof;

     (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Company or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Company or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

     (e) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of any Borrower obtaining knowledge thereof, written notice of any of the following:

          (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

          (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or this subsection;

          (iii) the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of (y) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

          (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

          (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which the Borrower or any of its Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

          (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

          (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

     (f) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Agent or any Lender may from time to time reasonably request.

     6.3 Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

     6.4 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

     6.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

     6.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

     6.7 Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     6.8  Permitted Acquisitions. (a) Subject to the provisions of subsection
(b), (c) and (d) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Company or any Subsidiary may from time to time on or after the Effective Date effect Permitted Acquisitions, provided that, with respect to each Permitted Acquisition:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto; and

          (ii) the Company shall deliver to the Agent, at or before the closing of such Acquisition, certified copies of resolutions of the board of directors or comparable governing body of each Person that is the subject of such Permitted Acquisition (each, a "Target") authorizing the Acquisition and a copy of the legal opinion delivered by legal counsel to the Target opining as to the due authorization of the Acquisition, together with a letter from such counsel authorizing the Agent to rely on such opinion.

     (b) Not less than two (2) Business Days prior to the consummation of any Permitted Acquisition with respect to which the Acquisition Amount exceeds $15,000,000, and not less than seven (7) Business Days prior to the consummation of any Permitted Acquisition with respect to which the consent of the Required Lenders is required pursuant to subsections (c) or (d) below, the Company shall have delivered to the Agent and each Lender the following:

          (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target;

          (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end; and

          (iii) a certificate, in form and substance reasonably satisfactory to the Agent, executed by a Financial Officer of the Company setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Company will be in compliance with the financial covenants contained in Sections 7.1 through 7.3, such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if each Target had been consolidated with the Company for those periods applicable to such covenants (such calculations to be attached to the certificate), (y) the Company believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and
     (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Company believes in good faith that it will have sufficient availability under the Commitments to meet its ongoing working capital requirements.

     (c)  If the Leverage Ratio at the time of any Acquisition is greater than
2.5 to 1.0, the Company shall have obtained the written consent of the Required Lenders for any Acquisition for an Acquisition Amount greater than $15,000,000.

     (d) If the Leverage Ratio at the time of any Acquisition is less than or equal to 2.5 to 1.0, the Company shall have obtained the written consent of the Required Lenders for any Acquisition for an Acquisition Amount greater than $30,000,000.

     (e) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Company will deliver to the Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto at the request of the Agent) and other material documents and closing papers delivered in connection therewith.

     (f) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrowers that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (b) above have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of the Company in the certificate referred to in clause (iv) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections 4.2 and 9.1.

     6.9  Creation or Acquisition of Subsidiaries. Subject to the provisions of
Section 8.5, the Company may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of the Company may create or acquire new Wholly Owned Subsidiaries, provided that:

     (a) Concurrently with the creation or direct or indirect acquisition by the Company or any Subsidiary thereof, each such new Domestic Subsidiary which qualifies as a Guarantor hereunder will execute and deliver to the Agent a joinder to the Guaranty, pursuant to which such new Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of the Borrowers under this Agreement and the other Credit Documents, and provided further that if any acquired entity is merged into any Borrower or any Subsidiary Guarantor in connection with such Acquisition, the acquired and merged entity shall not be required to become a Guarantor.

     (b) Concurrently with the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by any Borrower or any Guarantor, such Borrower or such Guarantor will execute and deliver to the Agent an amendment or supplement to the Pledge Agreement pursuant to which the Capital Stock of such new Subsidiary owned by the Borrower shall be pledged to the Agent in accordance with and as described in Section 2.24(b), together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by another Subsidiary (the "Parent Subsidiary"), the Parent Subsidiary will execute and deliver to the Agent an appropriate joinder, amendment or supplement to the Pledge Agreement, pursuant to which the Capital Stock of such new

Subsidiary owned by such Parent Subsidiary shall be pledged to the Agent in accordance with and as described in Section 2.24(b), together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and

     (c) As promptly as reasonably possible, the Company and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary), in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably request in connection therewith and will take such other action as the Agent may reasonably request to create in favor of the Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above.

     6.10 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agent and the Lenders under this Agreement and the other Credit Documents.

     6.11 Year 2000 Compatibility. The Company will take all action necessary to assure that the Company's and each Subsidiary's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Agent, the Company will provide the Agent with assurance acceptable to the Agent of the Company's Year 2000 compatibility.

     6.12 Interest Rate Protection Agreements. On or before March 31, 2000, enter into and maintain interest rate swaps, rate caps or other similar transactions with any Lender for the purpose of fixing the interest rate payable on the Term Loan in an amount not less than 50% of the outstanding principal balance of the Term Loan for a term of not less than three years, all on terms acceptable to the Agent.


                                  ARTICLE VII.


                               FINANCIAL COVENANTS

     The Company covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Facility Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     7.1 Leverage Ratio. The Company will not permit the Leverage Ratio as of the last day of any fiscal quarter to be greater than (i) during the period from the Effective Date to and including March 30, 2002, 3.25 to 1.0, and (ii) at any time thereafter, 3.0 to 1.0.

     7.2 Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than
1.2 to 1.0.

     7.3 Minimum Consolidated Net Worth. The Company will not permit Consolidated Net Worth to be less than the sum of (i) $310,000,000, plus (ii) 50% of the aggregate of Consolidated Net Income for each fiscal quarter, commencing with the fiscal quarter ending September 30, 1999 (provided that Consolidated Net Income for any such fiscal quarter shall be taken into account for purposes of this calculation only if positive), plus (iii) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock after the Effective Date, plus (iv) 100% of the Net Cash Proceeds from any Equity Issuance after the Effective Date.


                                 ARTICLE VIII.


                               NEGATIVE COVENANTS

     Each Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Facility Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     8.1 Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

          (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

          (ii) any Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Borrower or a Guarantor, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

          (iii) any Inactive Subsidiary may be liquidated, wound up or dissolved.

     8.2 Indebtedness. The Company will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

          (i) Indebtedness incurred under this Agreement, the Notes and the Guaranties;

          (ii) Indebtedness existing on the Effective Date and described in
     Schedule 8.2;

          (iii) Indebtedness in an amount not exceeding $25,000,000, which Indebtedness may be secured on a pari passu basis with the Indebtedness described in clause (i) above by the Capital Stock of the Company and its Subsidiaries, pursuant to the terms of an intercreditor agreement to be negotiated in good faith by the Agent and the Lenders with the holders of such Indebtedness and under which the Agent shall act as Collateral Agent with respect to such Capital Stock;

          (iv) unsecured Indebtedness of the Company in an amount not exceeding 10% of Consolidated Net Worth at the time such Indebtedness is incurred that is expressly subordinated and made junior in right and time of payment to the Obligations and that is evidenced by one or more written agreements or instruments having terms, conditions and provisions (including, without limitation, provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole discretion and which shall provide, at a minimum and without limitation, that such Indebtedness (a) shall mature by its terms no earlier than the second anniversary of the Termination Date, (b) shall not require any scheduled payment of principal prior to the first anniversary of the Termination Date, and (c) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein (the Indebtedness described hereinabove, "Subordinated Indebtedness"); provided that, as further conditions to the issuance of any Subordinated Indebtedness, (1) immediately after giving effect to the issuance of such Subordinated Indebtedness, no Default or Event of Default shall exist, (2) all agreements and instruments evidencing or governing such Subordinated Indebtedness shall have been approved in writing by the Required Lenders (or the Agent on their behalf), and (3) prior to or concurrently with the issuance of such Subordinated Indebtedness, the Company shall have delivered to each Lender a certificate, signed by a Financial Officer of the Company, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Subordinated Indebtedness, the Company is in compliance with the financial covenants set forth in Sections 7.1 through 7.3, such compliance being determined with regard to calculations made on a pro forma basis in accordance with GAAP as of the last day of the fiscal quarter then most recently ended and as if such Subordinated Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate);

          (v) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

          (vi) loans and advances by any Borrower or any Guarantor to any other Guarantor or by any Guarantor to any Borrower and loans and advances by any Borrower or any Guarantor to any Subsidiary which is not a Borrower nor a Guarantor in an aggregate amount not exceeding $10,000,000;

          (vii) Indebtedness of any Borrower under Hedge Agreements required pursuant to, and entered into in accordance with, Section 6.8;

          (viii) purchase money Indebtedness of the Company and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (viii)), which Indebtedness shall not exceed $7,500,000 in aggregate principal amount for each fiscal year of the Company;

          (ix) Unsecured Indebtedness of the Company or any Subsidiary evidenced by Seller Notes in an aggregate amount at any time of up to $30,000,000; and

          (x) other secured Indebtedness consented to by the Required Lenders, not to be unreasonably withheld, and approved in writing by the Agent.

     8.3 Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

          (i) Liens created under the Security Documents;

          (ii) Liens in existence on the Effective Date and set forth on
     Schedule 8.3;

          (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(k)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

          (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (vi) Liens securing the purchase money Indebtedness permitted under clause (viii) of Section 8.2, provided that any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Company or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Company or such Subsidiary and (c) shall not encumber any other property of the Company or any of its Subsidiaries;

          (vii) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(i) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

          (ix) Liens securing Indebtedness permitted under Section 8.2(iii) hereof; and

          (x) with respect to any real property occupied by the Company or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes.

     8.4 Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

          (i) sales of inventory in the ordinary course of business;

          (ii) the sale or exchange of used or obsolete equipment to the extent
     (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

          (iii) the transfer to Services or to Lason Systems, Inc. of Capital Stock or assets acquired in an Acquisition subject to the terms and conditions of this Agreement; and

          (iv) the sale, lease or other disposition of assets by a Subsidiary of any Borrower to any other Borrower or to a Guarantor if, immediately after giving effect thereto, no Default or Event of Default would exist.

     8.5 Investments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

          (i) Cash Equivalents;

          (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business,

          (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

          (iv) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (iv) of Section 8.2;

          (v) Investments existing on the Effective Date and described in
     Schedule 8.5;

          (vi) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by any Borrower or any Subsidiary in any other Wholly Owned Subsidiary that is (or immediately after giving effect to such Investment will be) a Guarantor, provided that the Company complies with the provisions of
     Section 6.10, and (b) by any Subsidiary in the Borrower; and

          (vii) Permitted Acquisitions.

     8.6 Restricted Payments. (a) The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing in any fiscal year, except that:

          (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock; and

          (ii) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary, to the extent not prohibited under applicable Requirements of Law.

     (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

     8.7 Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

          (i) transactions described on Schedule 8.7 or otherwise expressly permitted under this Agreement; and

          (ii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

     8.8 Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the businesses engaged in by it on the date hereof and businesses and activities reasonably related thereto.

     8.9 Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

     8.10 Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     8.11 No Other Negative Pledges. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

     8.12 Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

     8.13 Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

     8.14 Inactive Subsidiaries. The Borrower will not permit the Inactive Subsidiaries to engage in any kind of business or operations or incur any Indebtedness without the prior written consent of the Required Lenders.


                                  ARTICLE IX.


                                EVENTS OF DEFAULT

     9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) Any Borrower shall fail to pay any principal of any Loan, any Reimbursement Obligation or any other Obligation when due;

     (b) Any Borrower shall fail to pay any interest on any Loan, any Reimbursement Obligation or any other Obligation when due, and such failure continues for five (5) or more Business Days;

     (c) Any Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 6.1, 6.2, 6.3(i), 6.8, 6.9, 6.10 or in Article VII or Article VIII;

     (d) Any Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections
(a) and (b) above, and such failure (i) is deemed by the terms of the relevant Credit Document to constitute an Event of Default or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of any Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Agent or any Lender to the Company;

     (e) Any representation or warranty made or deemed made by or on behalf of any Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

     (f) Any Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $500,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

     (g) Any Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

     (h) Any involuntary petition or case shall be filed or commenced against any Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (i) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $500,000 shall be entered or filed against any Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of sixty (60) days or in any event later than five days prior to the date of any proposed sale thereunder;

     (j) Any Security Document to which any Borrower or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Agent or any

Lender; or any Borrower or any such Subsidiary shall assert any of the foregoing; or any Subsidiary of any Borrower or any Person acting on behalf of any such Subsidiary shall deny or disaffirm such Subsidiary's obligations under the Guaranty;

     (k) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, the Company and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $500,000;

     (l) Any one or more licenses, permits, accreditations or authorizations of any Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by any Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

     (m) Any one or more Environmental Claims shall have been asserted against any Borrower or any of its Subsidiaries (or a reasonable basis shall exist therefor); any Borrower and its Subsidiaries have incurred or would be reasonably likely to incur liability as a result thereof; and such liability, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

     (n) Any Borrower or any of its Subsidiaries shall be in breach of or default under the terms of any one or more agreements for the lease of real property upon which Collateral having an aggregate fair market value in excess of $500,000 is maintained, and the effect of such breach or default is to terminate, or permit the other party or parties thereto to terminate, such lease or leases; or any agreement or contract to which the Borrower or any of its Subsidiaries is a party shall be terminated or shall, for any other reason, fail to be in full force and effect and enforceable in accordance with its terms, and such event or condition, together with all other such events or conditions, if any, has or would be reasonably likely to have a Material Adverse Effect;

     (o) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of the Company shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Company as of the date hereof (or their replacements approved as herein required).

     9.2 Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments, and the Issuer's obligation to issue Facility Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(g) or Section 9.1(h), the Commitments and the Issuer's obligation to issue Facility Letters of Credit shall automatically be terminated);

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by each Borrower (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(g) or Section 9.1(h), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by each Borrower);

     (c) Direct each Borrower to deposit (and each Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Agent, to deposit) with the Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Facility Letters of Credit then outstanding for the account of such Borrower (whether or not any beneficiary under any Facility Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Agent in the Letter of Credit Collateral Account as security for the Letter of Credit Exposure as described in
Section 2.2.7; and

     (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

     9.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by each Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of any Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, each Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


                                   ARTICLE X.


                                    THE AGENT

     10.1 Appointment. Each Lender hereby irrevocably appoints and authorizes Bank One to act as Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.


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

     10.2 Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

     10.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Company, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

     10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).


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

     10.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Company, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from a Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to Sections 10.4 and 12.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

     10.7 Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrowers, and without limiting the obligation of the Borrowers to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

     10.8 The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it, the Facility Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers, any of its Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     10.9 Successor Agent. The Agent may resign at any time by giving ten (10) days' prior written notice to the Company and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Company (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that the Company's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Company, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for herein above.

     10.10 Collateral Matters. (a) The Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

     (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Facility Letters of Credit and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any

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

applicable Credit Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (b).

     10.11 Issuer and Swingline Lender. The provisions of this Article (other than SECTION 10.9) shall apply to the Issuer and Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Agent.

     10.12 Other Agent. No Lender identified on the facing page of this Agreement or otherwise designated pursuant hereto at any time as "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as Lenders. Without limiting the foregoing, no Lender so identified as a "Syndication Agent" or the Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified or the Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder, and any Lender so identified and the Arranger shall be entitled to the same indemnifications and other protections as provided in this Article X for the Agent.

                                  ARTICLE XI.

                                    GUARANTEE

     11.1 Guarantee.

          (a) The Company hereby unconditionally and irrevocably guarantees to the Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Foreign Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing by such Foreign Subsidiary Borrowers.

          (b) The Company further agrees to pay any and all expenses
(including, without limitation, all reasonable fees and disbursements of counsel) which are paid or incurred by the Agent, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Section. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

          (c) No payment or payments made by any Borrower or any other
Person or received or collected by the Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

          (d) The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability under this Section, it will notify the Agent and such Lender in writing that such payment is made under this Section for such purpose.

     11.2 No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Foreign Subsidiary Borrowers or against any collateral security or guarantee or right of offset held by the


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

Agent or any Lender for the payment of the Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Foreign Subsidiary Borrowers in respect of payments made by the Company hereunder, until all amounts owing to the Agent and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Agent in the exact form received by the Company (duly endorsed by the Company to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine. The provisions of this paragraph shall survive the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

     11.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Obligations made by the Agent or the Required Lenders may be rescinded by the Agent or the Required Lenders, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or the Required Lenders, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Company, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other Borrower or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from any other Borrower or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the Company of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     11.4 Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings among the Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Foreign Subsidiary Borrowers and the Company with respect to the Obligations. This Article XI shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance by any Borrower) which may at any time be available to or be asserted by any Borrower against the Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower) which constitutes, or might be construed to constitute, an


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

equitable or legal discharge of the Borrowers for the Obligations, or of the Company under this Section 11.4, in bankruptcy or in any other instance (other than a defense of payment or performance by the Borrowers). When pursuing its rights and remedies hereunder against the Company, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against the Company. This Article XI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Company under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

     11.5 Reinstatement. This Article XI shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or Trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

     11.6 Payments. The Company hereby agrees that all payments required to be made by it hereunder will be made to the Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

                                  ARTICLE XII.


                                  MISCELLANEOUS

     12.1 Fees and Expenses. Each Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with (w) the Agent's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (x) the administration, monitoring and review of the Loans and the Collateral (including, without limitation, out-of-pocket expenses for travel, meals, long-distance telephone calls, wire transfers, facsimile transmissions and copying and with respect to the engagement of appraisers, consultants, auditors or similar Persons by the Agent at any time, whether before or after the Closing, to render opinions concerning the Company's financial condition and the value of the Collateral), (y) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral and (z) the creation, perfection and maintenance of the perfection of the Agent's Liens upon the Collateral, including, without limitation, Lien search, filing and recording fees, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or

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

bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

     12.2 Indemnification. Each Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Facility Letters of Credit (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by any Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrowers, as and when incurred and upon demand.

     12.3 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, MICHIGAN AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); EACH BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN WAYNE COUNTY, MICHIGAN OR ANY FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF THE STATE OF MICHIGAN FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR ANY BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR ANY BORROWER. EACH BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE

CONDUCT OF ANY SUCH PROCEEDING. EACH BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.


     12.4 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

          (a) if to the Company or any Borrower, to Lason, Inc., 1305 Stephenson Highway, Troy, Michigan 48083, Attention: Mr. William J. Rauwerdink, Telecopy No. (248) 597-5818, with a copy to Seyburn, Kahn, Ginn, Bess, Deitch & Serlin, Attention: Mr. Lawrence Deitch, Telecopy No. (248) 353-3727;

          (b) if to the Agent, to Bank One, Michigan, 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Teresa Kalil, Telecopy No. (313) 226-0855; and

          (c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

     12.5 Amendments, Waivers, etc. (a) No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall

          (i)  unless agreed to by each Lender directly affected thereby,
(i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or (ii) extend the Maturity Date, the Termination Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Agent for its own account) or any other Obligations or extend the expiry date of any Facility Letter of Credit beyond the day prior to the Termination Date;

          (ii) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral or release any Guarantor from its obligations under the Guaranty, or (iv) change any provision of Section 2.15 or this Section; and

          (iii) unless agreed to by the Issuer, the Swingline Lender or the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuer, the Swingline Lender or the Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that the Fee Letter and any Hedge Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

     (b) In addition to amendments effected pursuant to the foregoing, Schedule 1.1(b) may be amended as follows:

          (i)  Schedule 1.1(b) will be automatically amended to add
Subsidiaries of the Company as additional Foreign Subsidiary Borrowers upon (A) execution and delivery by the Company, any such Foreign Subsidiary Borrower and the Agent, of a Joinder Agreement providing for any such Subsidiary to become a Foreign Subsidiary Borrower, (B) delivery to the Agent of (a) a Foreign Subsidiary Opinion in respect of such additional Foreign Subsidiary Borrower and
(b) such other documents with respect thereto as the Agent shall reasonably request and (c) the written approval of the Agent in its sole discretion.

          (ii) Schedule 1.1(b) will be automatically amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) written notice by the Company to the Agent to such effect and (B) repayment in full of all outstanding Loans and all other obligations pursuant to any Loan Document of such Foreign Subsidiary Borrower.

     12.6 Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that
(i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Agent and the Company (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Company's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than (y) $5,000,000, determined by combining the amount of the assigning Lender's outstanding Loans, Letter of Credit Exposure and Unutilized Commitment being assigned pursuant to such assignment (or, if less, the entire Commitment of the assigning Lender) or (z) in the case of Swingline Loans, the entire Swingline Commitment and the full amount of outstanding Swingline Loans, and (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,500 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

     (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Company, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Company and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, will execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of Section 2.13 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibit A. The Agent will return canceled Notes to the Company.

     (d) Each Lender may, without the consent of the Company, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Facility Letters of Credit); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement (other than to an Affiliate of such Lender), (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Maturity Date, the Termination Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

     (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

     (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Company and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 12.14.

     12.7 No Waiver. The rights and remedies of the Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrowers and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     12.8 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) a Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 12.6.

     12.9 Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Facility Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Article III and Sections 10.7, 12.1 and 12.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Facility Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     12.10 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     12.11 Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

     12.12 Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of any Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 12.6(f).

     12.13 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and the Borrowers of written or telephonic notification of such execution and authorization of delivery thereof.

     12.14 Disclosure of Information. Each Borrower agrees and consents to the Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

     12.15 Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM BANK ONE TO THE COMPANY DATED JULY 15, 1999, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                   LASON, INC.


                                   By: /s/ William J. Rauwerdink
                                      -----------------------------------------
                                   Title: Executive Vice President
                                         --------------------------------------
                                          and Chief Financial Officer
                                         --------------------------------------

                                   LASON CANADA COMPANY


                                   By: /s/ William J. Rauwerdink
                                      -----------------------------------------

                                   Title:  Executive Vice President
                                      -----------------------------------------
                                           and Chief Financial Officer
                                      -----------------------------------------

                                   LASON U.K., LTD.


                                   By: /s/ William J. Rauwerdink
                                      -----------------------------------------

                                   Title:  Executive Vice President
                                      -----------------------------------------
                                           and Chief Financial Officer
                                      -----------------------------------------










                             (signatures continued)

                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By:/s/ Teresa Kalil
                                             ----------------------------------
                                          Title: Vice President
                                                -------------------------------

                                          Address for notices:

                                          c/o Bank One, Michigan
                                          611 Woodward Avenue, Mail Suite
                                                                          -----
                                          Detroit, Michigan  48226
                                          Attention:  Teresa Kalil
                                          Telephone:  (313) 225-3432
                                          Telecopy:  (313) 226-0855

                                          Lending Office:

                                          c/o Bank One, Michigan
                                          611 Woodward Avenue, Mail Suite
                                                                          -----
                                          Detroit, Michigan  48226
                                          Attention:  Teresa Kalil
                                          Telephone:  (313) 225-3432
                                          Telecopy:  (313) 226-0855



















                             (signatures continued)

                                  COMERICA BANK


                                  By:     David C. Bird
                                     -------------------------------------------
                                  Title:  Vice President
                                        ----------------------------------------

                                  Address for notices:

                                  Comerica Bank
                                  500 Woodward Avenue, 9th Floor
                                  Detroit, Michigan  48226-3268
                                  Attention:  David C. Bird
                                  Telephone:  (313) 222-5060
                                  Telecopy:  (313) 222-9514

                                  Lending Office:

                                  Comerica Bank
                                  500 Woodward Avenue, 9th Floor
                                  Detroit, Michigan  48226-3268
                                  Attention:  David C. Bird
                                  Telephone:  (313) 222-5060
                                  Telecopy:  (313) 222-9514